File No. 024-12607

As filed with the Securities and Exchange Commission on September 3, 2025

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated September 3, 2025

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

HNO International, Inc.

Up to 50,000,000 Shares of Common Stock Offered by the Company

Up to  333,333 Shares of Common Stock Offered by Selling Shareholder

By this Offering Circular, HNO International, Inc., a Nevada corporation, is offering for sale a maximum of 50,000,000 shares of its common stock (the “Company Offered Shares”) at a fixed price of $ [0.15-1.00] per share, pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $10,000 of the Company Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Company Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from sales of Company Offered Shares in this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Company Offered Shares will not be entitled to a refund and could lose their entire investments.

After the qualification of this offering by the SEC, a $45,000 principal amount convertible note, as amended, plus accrued interest thereon (the “Subject Convertible Note”), will, on the earlier of (1) the day immediately following the qualification of the Offering Statement of which this Offering Circular forms a part and (2) the date that is 180 days immediately following the issue date (by agreement with the holder of the Subject Convertible Note, January 29, 2025), be eligible for conversion into shares of our common stock (the shares of our common stock issued upon conversion of the Subject Convertible Note are referred to sometimes as the “Conversion Shares” and are also referred to sometimes as the “Selling Shareholder Offered Shares”), at the election of its holder (the “Selling Shareholder”), at the offering price for all of the Offered Shares, $ [0.15-1.00] per share converted. Following each issuance of Conversion Shares, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Note, including accrued interest thereon, will be disclosed. We will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares in this offering. A minimum purchase of $10,000 of the Selling Shareholder Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. We will pay all of the expenses of this offering (other than discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering, if any). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholders”).

Please see the “Risk Factors” section, beginning on page 5, for a discussion of the risks associated with a purchase of the Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares).

A post-qualification supplement that establishes the fixed offering price for the Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares) will be filed and this offering will commence within two days of its qualification by the SEC. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

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Title of Class of Securities Offered and Offering Party	Number of Offered Shares		Price to Public		Commissions(1)	Proceeds to Offeror of Common Stock
Common Stock Offered by Our Company	50,000,000	(A)	$	[0.15-1.00]	$-0-	$50,000,000	(2)
Common Stock Offered by the Selling Shareholder	333,333	(B)(3)(4)	$	[0.15-1.00]	$-0-	$50,000	(5)(6)
Totals	50,333,333				$-0-	$50,050,000
(A)	These securities are being qualified pursuant to subparagraph (F) of Rule 251(d)(3)(i).
(B)	These securities are being qualified pursuant to subparagraph (A) of Rule 251(d)(3)(i).
(1)	Our company will not pay any commissions for the sale of Company Offered Shares in this Offering. We do not intend to offer and sell the Company Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in a post-qualification amendment to this Offering Circular.
(2)	Does not account for payment of expenses of this offering, which are estimated to not exceed $75,000 and which include, among other expenses, legal fees, accounting costs, administrative services, Blue Sky compliance and actual out-of-pocket expenses incurred by us in selling the Company Offered Shares. We will pay all of the expenses of this offering (other than selling commissions payable with respect to the Selling Shareholder Offered Shares sold in this offering, if any), but we will not receive any of the proceeds from the sales of Selling Shareholder Offered Shares in this offering. (See “Plan of Distribution” and “Selling Shareholders”).
(3)	As of the date of this Offering Circular, none of these shares of common stock has been issued. After the qualification of this offering by the SEC, the Subject Convertible Note, including accrued interest thereon, will, on the earlier of (1) the day immediately following the qualification of the Offering Statement of which this Offering Circular forms a part and (2) the date that is 180 days immediately following the issue date (by agreement with the holder of the Subject Convertible Note, January 29, 2025), be eligible for conversion into up to 333,333 Conversion Shares (determined by rounding down from 333,333.33 shares to the nearest whole share, to avoid the issuance of a fractional share, by agreement with the holder of the Subject Convertible Note) , at the election of the Selling Shareholder, be eligible for conversion into up to 333,333 Conversion Shares (determined by rounding down from 333,333.33 shares to the nearest whole share, to avoid the issuance of a fractional share, by agreement with the holder of the Subject Convertible Note) , at the election of the Selling Shareholder , at the offering price for all of the Offered Shares, $[0.15-1.00] per share converted. Following such issuance, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of shares of common stock (the Conversion Shares) issued in payment of the Subject Convertible Note, including interest accrued thereon, to be offered by the Selling Shareholder in this offering will be disclosed. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholders”).
(4)	This number of shares was determined by adding the principal amount of the Subject Convertible Note, $45,000, and an assumed $5,000 of accrued interest thereon, then dividing that sum, $50,000, by the minimum price in the price range, $0.15, for a result of 333,333 shares.
(5)	Because the Subject Convertible Note, including accrued interest thereon, may be converted into Conversion Shares at the offering price in this offering, this amount represents the maximum amount that the Selling Shareholder would be able to derive from the sale of all Selling Shareholder Offered Shares.
(6)	We will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares in this offering. (See “Use of Proceeds” and “Selling Shareholders”).

There is no escrow established for the proceeds of this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Shares”).

Our common stock is quoted in the over-the-counter market under the symbol “HNOI” in the OTC Pink marketplace of OTC Link. On September 2, 2025 , the closing price of our common stock was $ 0.50 per share.

Investing in the Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares) is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock (the “Series A Preferred Stock”), which effectively preclude current and future owners of our common stock, including the Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares), from influencing any corporate decision. Each share of Series A Preferred Stock has 55 votes in all matters requiring shareholder approval.

Donald Owens, our President, Chief Executive Officer and Chairman of the Board, is the owner of all outstanding shares of our Series A Preferred Stock. As the owner of all outstanding shares of Series A Preferred Stock, Mr. Owens will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

You should purchase Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares) only if you can afford a complete loss of your investment. See “Risk Factors,” beginning on page 5, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares).

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. (See “Plan of Distribution–State Law Exemption and Offerings to ‘Qualified Purchasers’”).

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is _______________, 2025.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake to update and/or revise any forward-looking statements, whether as a result of new information, future events or otherwise, as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to HNO International, Inc., a Nevada corporation.

Our Company

Our company, HNO International, Inc., was incorporated in the State of Nevada on May 2, 2005, under the name “American Bonanza Resources Limited.” On March 19, 2009, we changed our name to “Clenergen Corporation.” On August 4, 2009, we acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. In April 2009, Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company. On July 8, 2020, we changed our name to Excoin Ltd. And on August 31, 2021, we changed our name to “HNO International, Inc.”

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Our Business

We are at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

•	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.
•	Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.
•	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

Please see the more extensive discussion about the current status of our products and their current respective statuses under “Business.”

Offering Summary

Securities Offered By Our Company	50,000,000 shares of common stock, par value $0.001 (the Company Offered Shares).
Offering Price	$0.15-1.00 per Company Offered Share and per Selling Shareholder Offered Share.
Shares Outstanding Before This Offering	95,920,491 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	146,253,824 shares issued and outstanding, assuming the sale of all 50,000,000 Company Offered Shares hereunder and the issuance of all 333,333 Conversion Shares to the Selling Shareholder.
Minimum Number of Company Offered Shares to Be Sold in This Offering

There is no minimum number of Company Offered Shares to be sold in this offering. A minimum purchase of $10,000 of the Offered Shares, whether Company Offered Shares or Selling Shareholder Offered Shares, is required in this offering; any additional purchase must be in an amount of at least $1,000.

Securities Offered by the Selling Shareholder

After the qualification of this offering by the SEC, the $45,000 of principal amount Subject Convertible Note, plus accrued interest thereon, will, on the earlier of (1) the day immediately following the qualification of the Offering Statement of which this Offering Circular forms a part and (2) the date that is 180 days immediately following the issue date (by agreement with the holder of the Subject Convertible Note, January 29, 2025), be eligible for conversion into up to 333,333 Conversion Shares (determined by rounding down from 333,333.33 shares to the nearest whole share, to avoid the issuance of a fractional share, by agreement with the holder of the Subject Convertible Note), at the election of its holder (the Selling Shareholder), at the offering price for all of the Offered Shares, $[0.15-1.00] per share converted. Following each issuance of Conversion Shares, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Note, including accrued interest thereon, will be disclosed. We will pay all of the expenses of this offering (other than discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering, if any). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholders. (See “Use of Proceeds,” “Plan of Distribution” and “Selling Shareholders”).

Disparate Voting Rights

Our outstanding shares of Series A Preferred Stock possess superior voting rights, which effectively preclude current and future owners of our common stock, including the Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares), from influencing any corporate decision. Each share of Series A Preferred Stock has 55 votes in all matters requiring shareholder approval. Currently, Donald Owens, our President, Chief Executive Officer and Chairman, is the owner of all outstanding shares of our Series A Preferred Stock. As the owner of all outstanding shares of Series A Preferred Stock, Mr. Owens will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Investor Suitability Standards

The Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Market for Our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “HNOI” in the OTC Pink marketplace of OTC Link.
Termination of this Offering

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

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Use of Proceeds

We will apply the proceeds of this offering for marketing expenses, SHEP (Scalable Hydrogen Energy Platform) asset purchases, SHEP site development, CHRS (Compact Hydrogen Refueling System) product development, acquisitions and debt payment. (See “Use of Proceeds”).

Risk Factors

An investment in the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares) involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares (Company Offered Shares and Selling Shareholder Offered Shares).

Corporate Information	Our principal executive offices are located at 4115 Eastman Drive, Suite B, Murrieta, California 92562; our telephone number is 951-305-8872; our corporate website is located at www.hnointernational.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements.

RISK FACTORS

[Note: References in this Risk Factors section to “Offered Shares” include the Company Offered Shares and the Selling Shareholder Offered Shares, unless specifically indicated otherwise.]

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

There is substantial doubt about the entity’s ability to continue as a going concern. Our financial statements have been prepared on a going-concern basis which assumes our company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. We incurred a net loss of $1,104,404 (unaudited) for the six months ended April 30, 2025, and, as of April 30, 2025, had an accumulated deficit of $45,430,730 (unaudited) and had a negative working capital position of $2,627,780 (unaudited). We incurred net losses of $2,230,222 and $1,927,494 for the years ended October 31, 2024 and 2023, respectively, have incurred losses since inception resulting in an accumulated deficit of $44,326,326 as of October 31, 2024, and had a negative working capital position of $1,969,965 as of October 31, 2024. We anticipate further losses in the development of our business.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these described uncertainties.

We have had operating losses since formation and expect to continue to incur net losses for the near term. We currently have a working capital deficit and our current and projected revenues are not sufficient to fund our anticipated operating needs. We incurred a net loss of $1,104,404 (unaudited) for the six months ended April 30, 2025, and net losses of $2,230,222 and $1,927,494 for the years ended October 31, 2024 and 2023, respectively. Unless our sales increase substantially in the near future, we will continue to incur net losses in the near term, and we may never be able to achieve profitability. In order to achieve profitable operations, we need to significantly increase our revenues from the sales of our water products. We cannot be certain that our business will ever be successful or that we will generate significant revenues and become profitable. As a result, an investment in our company is highly speculative and no assurance can be given that our business model will be successful and, therefore, that our shareholders will realize any return on their investment or that they will not lose their entire investment.

In the past, we have not filed our periodic reports in a timely manner. In recent reporting periods, including for the year ended October 31, 2024, and the three months ended January 31, 2025, our company did not timely file all required periodic reports with the SEC. Our management intends to remain in compliance our filing obligations in the future. However, there is no assurance that we will be successful in this regard.

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Should we fail to remain current in our filing obligations, investors in our common stock would be deprived of important current information concerning our company upon which to evaluate their investments, including, without limitation:

•	our financial condition and operating results;
•	our ongoing and anticipated future business operations and plans;
•	changes to our management personnel;
•	changes to our capital structure, including changes to shareholder voting rights; and
•	transactions between our company and our affiliates.

In addition, should we fail to remain current in our filing obligations, investors in our common stock could experience significant diminution in the value of their shares. This loss of value could be experienced in a number of ways, which include:

•	A loss of market liquidity for our common stock due to being designated a “limited information” company by OTC Markets, as indicated by a “YIELD” or “STOP” sign on OTCMarkets.com, or being relegated to the “Expert Market” by OTC Markets.
•	An inability of an investor in our common stock to sell such investor’s shares through a brokerage account, due to our company’s having been designated a "limited information" company by OTC Markets.

In these or similar circumstances, an investor in our common stock could lose such investor’s entire investment.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

In the past, we have not filed our periodic reports in a timely manner. From time to time in the past, including during 2024 and 2025, our company did not timely file all required periodic reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) with the SEC. As of the date of this Offering Circular, however, we have filed all required periodic reports required by the Exchange Act with the SEC and our management intends to remain in compliance our filing obligations in the future. However, there is no assurance that we will be successful in this regard.

Should we fail to remain current in our filing obligations, investors in our common stock would be deprived of important current information concerning our company upon which to evaluate their investments, including, without limitation:

•	our financial condition and operating results;
•	our ongoing and anticipated future business operations and plans;
•	changes to our management personnel;
•	changes to our capital structure, including changes to shareholder voting rights; and
•	transactions between our company and our affiliates.

In addition, should we fail to remain current in our filing obligations, investors in our common stock could experience significant diminution in the value of their shares. This loss of value could be experienced in a number of ways, which include:

•	A loss of market liquidity for our common stock due to being designated a “limited information” company by OTC Markets, as indicated by a “YIELD” or “STOP” sign on OTCMarkets.com, or being relegated permanently to the “Expert Market” by OTC Markets.
•	An inability of an investor in our common stock to sell such investor’s shares through a brokerage account, due to our company’s having been designated a “limited information” company by OTC Markets.

In these or similar circumstances, an investor in our common stock could lose such investor’s entire investment.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our business, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

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We currently depend on the efforts of our Chief Executive Officer; the loss of this person could disrupt our operations and adversely affect the development of our business. Our future success will depend, primarily, on the continued service of our Chief Executive Officer, Donald Owens. We have not entered into an employment agreement with Mr. Owens. The loss of service of Mr. Owens, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results. The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected. We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies with respect to the hydrogen fuel industry in which we operate. Rather, our operating plans and strategies are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in achieving profitability.

We will face risks relating to any future business acquisitions. We intend to acquire (including business combinations, acquisitions and dispositions of businesses, technologies, services, products and other assets, as well as strategic investments, joint ventures and alliances) businesses involved in the hydrogen fuel industry, as part of our business strategy. At any given time, we may be engaged in discussing or negotiating a range of these types of transactions. These transactions involve significant challenges and risks, including:

•	difficulties in, and significant and unanticipated additional costs and expenses resulting from, integrating into our business the large number of personnel, operations, products, services, technology, internal controls and financial reporting of the businesses we acquire;
•	disruption of our ongoing business, distraction of and significant time and attention required from our management and employees and increases in our expenses;
•	departure of skilled professionals and proven management teams of acquired businesses, as well as the loss of established client relationships of those businesses we invest in or acquire;
•	for investments over which we may not obtain management and operational control, we may lack influence over the controlling partners or shareholders, or may not have aligned interests with those of our partners or other shareholders;
•	actual or alleged misconduct, unscrupulous business practices or non-compliance by us or any company we acquire or invest in or by its affiliates or current or former employees, whether before, during or after our acquisition or investments;
•	difficulties in identifying and selecting appropriate targets and strategic partners, including potential loss of opportunities for strategic transactions; and
•	difficulties in conducting sufficient and effective due diligence on potential targets and unforeseen or hidden liabilities or additional incidences of non-compliance, operating losses, costs and expenses that may adversely affect us following our acquisitions or investments or other strategic transactions.

These and other risks could force us to incur significant additional expenses and allocate significant management and human resources to address any such risks. As we pursue our acquisition strategy, we will continue to face significant challenges, including unanticipated challenges, in integrating any acquired business into our existing business. We cannot assure you that we will be successful in this regard.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with SEC reporting requirements. We anticipate that these costs will be approximately $100,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our results of operations, cash flow and financial condition.

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Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks and other financial institutions may be reluctant to enter into any lending or financial transactions with us, because we intend to enter into a mining excavation operation that could have environmental impacts if not managed properly. If any of the source of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired. We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the provincial or federal regulatory environment relating to the extraction, processing and distribution of our products or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

Our access to capital will depend upon several factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks and other financial institutions may be reluctant to enter into financing transactions with us, because we intend to operate a mining excavation operation. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all the above factors and will also be affected by our future financial position, results of operations and cash flows. All these events would have a material adverse effect on our business, financial condition, liquidity, and results of operations.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future. Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments;
•	we may be unable to borrow additional funds as needed or on favorable terms;
•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;
•	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;
•	we may default on our obligations or violate restrictive covenants; in which case the lenders may accelerate these debt obligations; and
•	default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

We operate in a highly competitive industry. The climate and carbon treatment business is highly competitive and constantly changing. Our competitors include not only other large multinational companies, but also smaller entities that operate in local or regional markets as well as new forms of market participants.

Competitive challenges also arise from rapidly-evolving and new technologies in the carbon capture space, creating opportunities for new and existing competitors and a need for continued significant investment in research and development.

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

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Our results of operations are highly susceptible to unfavorable economic conditions. We are exposed to risks associated with weak or uncertain regional or global economic conditions and disruption in the financial markets. The global economy continues to be challenging in some markets. Uncertainty about the strength of the global economy generally, or economic conditions in certain regions or market sectors, and a degree of caution on the part of some marketers, can have an effect on the demand for advertising and marketing communication services. In addition, market conditions can be adversely affected by natural and human disruptions, such as natural disasters, severe weather events, military conflict or public health crises. Our industry can be affected more severely than other sectors by an economic downturn and can recover more slowly than the economy in general. In the past, some clients have responded to weak economic and financial conditions by reducing their marketing budgets, which include discretionary components that are easier to reduce in the short term than other operating expenses. This pattern may recur in the future. Furthermore, unexpected revenue shortfalls can result in misalignments of costs and revenues, resulting in a negative impact to our operating margins. If our business is significantly adversely affected by unfavorable economic conditions or other market disruptions that adversely affect client spending, the negative impact on our revenue could pose a challenge to our operating income and cash generation from operations.

We may be unable to successfully execute and operate our green hydrogen production projects and such projects may cost more and take longer to complete than we expect. As part of our vertical integration strategy, we are developing and constructing green hydrogen production facilities at locations across the United States and Canada. Our ability to successfully complete and operate these projects is not guaranteed. These projects will impact our ability to meet and supplement the hydrogen demands for our products and services, for both existing and prospective customers. Our hydrogen production projects are dependent, in part, upon our ability to meet our internal demand for electrolyzers required for such projects. Electrolyzer demand by external customers may concurrently affect our ability to meet the internal electrolyzer demand from our hydrogen production projects. The timing and cost to complete the construction of our hydrogen production projects are subject to a number of factors outside of our control and such projects may take longer and cost more to complete and become operational than we expect.

Furthermore, the viability and competitiveness of our green hydrogen production facilities will depend, in part, upon favorable laws, regulations, and policies related to hydrogen production. Some of these laws, regulations, policies are nascent, and there is no guarantee that they will be favorable to our projects. Additionally, our facilities will be subject to numerous and new permitting, regulations, laws, and policies, many of which might vary by jurisdiction. Hydrogen production facilities are also subject to robust competition from well-established multi-national companies in the energy industry. There is no guarantee that our hydrogen production strategy will be successful, amidst this competitive environment.

We will continue to be dependent on certain third-party key suppliers for components in our products. The failure of a supplier to develop and supply components in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products or could increase our cost of production. We rely on certain key suppliers for critical components in our products, and there are numerous other components for our products that are sole sourced. If we fail to maintain our relationships with our suppliers or build relationships with new suppliers, or if suppliers are unable to meet our demand, we may be unable to manufacture our products, or our products may be available only at a higher cost or after a delay. In addition, to the extent that our supply partners use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable components from alternative sources. Furthermore, we may become increasingly subject to domestic content sourcing requirements and Buy America preferences, as required under certain United States federal infrastructure funding sources. Domestic content preferences and Buy America requirements potential mandate that we source certain components and materials from within the United States. Conformity with these provisions potentially depends upon our ability to increasingly source components or certain materials from within the United States. An inability to meet these requirements could have a material adverse effect on our ability to successfully compete for certain projects or awards utilizing federal funds subject to such mandates.

The failure of a supplier to develop and supply components in a timely manner or at all, or to develop or supply components that meet our quality, quantity and cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products or could increase our cost of production. If we cannot obtain substitute materials or components on a timely basis or on acceptable terms, we could be prevented from delivering our products to our customers within required timeframes. Any such delays could result in sales and installation delays, cancellations, penalty payments or loss of revenue and market share, any of which could have a material adverse effect on our business, results of operations, and financial condition.

Our products and services face intense competition. The markets for energy products, including PEM fuel cells, electrolyzers, and hydrogen production are intensely competitive. Some of our competitors are much larger than we are and may have the manufacturing, marketing and sales capabilities to complete research, development, and commercialization of profitable, commercially viable products more quickly and effectively than we can. There are many companies engaged in all areas of traditional and alternative energy generation in the United States and abroad, including, among others, major electric, oil, chemical, natural gas, battery, generator and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. These firms are engaged in forms of power generation such as advanced battery technologies, generator sets, fast charged technologies and other types of fuel cell technologies. Well established companies might similarly seek to expand into new types of energy products, including PEM fuel cells, electrolyzers, or hydrogen production. Additionally, some competitors may rely on other different competing technologies for fuel cells, electrolyzers, or hydrogen production. We believe our technologies have many advantages. In the near future, we expect the demand for these products – electrolyzers in particular – to largely offset any hypothetical market preference for competing technologies. However, changes in customer preferences, the marketplace, or government policies could favor competing technologies. The primary current value proposition for our fuel cell customers stems from productivity gains in using our solutions. Longer term, given evolving market dynamics and changes in alternative energy tax credits, if we are unable to successfully develop future products that are competitive with competing technologies in terms of price, reliability and longevity, customers may not buy our products. Technological advances in alternative energy products, battery systems or other fuel cell, electrolyzer, or hydrogen technologies may make our products less attractive or render them obsolete.

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Applicable state and international laws may prevent us from maximizing our potential income. Depending on the laws of each particular State, we may not be able to fully realize our potential to generate profit. Furthermore, cities and counties are being given broad discretion to use other carbon capture methodologies. Depending on the laws of international countries and the States, we might not be able to fully realize our potential to generate profit.

Risks Related to a Purchase of the Offered Shares

Our Amended and Restated Bylaws contain an “exclusive forum” provision, which may serve to limit or discourage our shareholders, including purchasers of Company Offered Shares and Selling Shareholder Offered Shares, ability to bring a claim against our company. Our Amended and Restated Bylaws contain an exclusive forum provision (Section 9.2), as follows: “To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for each of the following: (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these By-laws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these By-laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2. Actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, shall not be governed by this provision.”

This exclusive forum provision requires that shareholders bring claims against our company in the Eighth Judicial District Court of Clark County, Nevada, which could have the following effects: (a) increased costs of bringing a claim as compared to bringing a claim in otherwise available forums; (b) the elimination of a shareholder’s ability to bring a claim in a forum that is perceived as more favorable to shareholders; and (c) even if a claim is successful, the awarded damages may be substantially lower than would have been in otherwise available forums.

A prospective purchaser of Company Offered Shares and Selling Shareholder Offered Shares in this offering should not choose make such a purchase, unless such prospective purchaser is willing to accept the potential negative impacts of the exclusive forum provision in our Amended and Restated Bylaws.

We are selling this offering on a best-efforts basis and may be unable to sell any Company Offered Shares. This offering is being conducted on a best-efforts basis, that is, this offering is not a firm-commitment, underwritten offering. Rather, we intend to sell the Company Offered Shares through the efforts of our executive officers and directors, who will receive no commissions. There is no guarantee that our executive officers and directors or any other person will be able to sell any of the Company Offered Shares. None of our executive officers and directors has any experience conducting a best-efforts offering. (See “Plan of Distribution”).

There is no minimum offering and no person has committed to purchase any of the Company Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Company Offered Shares or that we will sell enough of the Company Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Company Offered Shares.

There is no escrow established for the proceeds of this offering. Because there is no escrow established for the proceeds of this offering, proceeds derived from sales of Company Offered Shares will be deposited directly into our operating account, will be available for immediate use by our company and will be immediately subject to any claims of our creditors.

The outstanding shares of our Series A Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision. Donald Owens, our President, Chief Executive Officer and Chairman of the Board, is the owner of 100% of the outstanding shares of our Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to 55 votes on all matters requiring the approval of our shareholders. As the owner of 100% of the outstanding shares of Series A Preferred Stock, Mr. Owens will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. His ownership of all outstanding shares of our Series A Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if he opposes it.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

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Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

[Note: References in this Ownership Dilution section to “Offered Shares” include the Company Offered Shares and the Selling Shareholder Offered Shares, unless specifically indicated otherwise.]

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Company Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Company Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Company Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of April 30, 2025, was $(1,787,289) (unaudited), or $(0.02) (unaudited) per share. Net tangible book value per share is equal to total assets ($1,641,095) minus the sum of total liabilities ($3,334,888) and intangible assets ($93,496) divided by the total number of shares outstanding at April 30, 2025 (80,150,491).

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Without taking into account issuances of shares of our common stock occurring after April 30, 2025, after deducting estimated offering expenses payable by us of $75,000, the tables below illustrate the dilution to purchasers of Company Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Company Offered Shares are sold at a per share price of $1.00.

Assuming the Sale of 100% of the Company Offered Shares
Assumed offering price per share	$1.00
Net tangible book value per share as of April 30, 2025	$(0.02)
Increase in net tangible book value per share after giving effect to this offering	$0.39
Pro forma net tangible book value per share as of April 30, 2025	$0.37
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.63

Assuming the Sale of 75% of the Company Offered Shares
Assumed offering price per share	$1.00
Net tangible book value per share as of April 30, 2025	$(0.02)
Increase in net tangible book value per share after giving effect to this offering	$0.32
Pro forma net tangible book value per share as of April 30, 2025	$0.30
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.70

Assuming the Sale of 50% of the Company Offered Shares
Assumed offering price per share	$1.00
Net tangible book value per share as of April 30, 2025	$(0.02)
Increase in net tangible book value per share after giving effect to this offering	$0.24
Pro forma net tangible book value per share as of April 30, 2025	$0.22
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.78

Assuming the Sale of 25% of the Company Offered Shares
Assumed offering price per share	$1.00
Net tangible book value per share as of April 30, 2025	$(0.02)
Increase in net tangible book value per share after giving effect to this offering	$0.13
Pro forma net tangible book value per share as of April 30, 2025	$0.11
Dilution in net tangible book value per share to purchasers of Company Offered Shares in this offering	$0.89

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming (1) the sale of 25%, 50%, 75% and 100% of the Company Offered Shares, (b) assuming an offering price of $1.00 per share and (c) after deducting estimated offering expenses payable by us of $75,000. There is, of course, no guaranty that we will be successful in selling any of the Company Offered Shares in this offering.

	Assumed Percentage of Company Offered Shares Sold in This Offering
	25%	50%	75%	100%
Number of Offered Shares Sold	12,500,000	25,000,000	37,500,000	50,000,000
Gross Proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses(1)	75,000	75,000	75,000	75,000
Net Proceeds	$12,425,000	$24,925,000	$37,425,000	$49,925,000

(1)       Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

The table below sets forth the proceeds we would derive from the sale of Company Offered Shares, assuming the sale of 25%, 50%, 75% and 100% of the Company Offered Shares at a per share price of $1.00, assuming the payment of no sales commissions or finder’s fees and assuming the payment of expenses associated with this offering of $75,000. There is, of course, no guaranty that we will be successful in selling any of the Company Offered Shares. All amounts set forth below are estimates.

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	Use of Proceeds for Assumed Percentage of Company Offered Shares Sold in This Offering
	25%	50%	75%	100%
HyGridTM Systems SHEP Site Development SHEP Asset Purchases Acquisitions/Financing(1) Marketing CHRS Product Development	$ 2,500,000 3,848,000 2,174,000 1,431,000 1,744,000 728,000	$ 5,000,000 7,723,000 3,361,500 3,931,000 3,494,000 1,415,500	$ 7,500,000 10,098,000 5,049,000 7,431,000 5,244,000 2,103,000	$ 10,000,000 13,473,000 7,736,500 9,931,000 5,994,000 2,790,500
	$ 12,425,000	$ 24,925,000	$ 37,425,000	$ 49,925,000

(1)	Currently, we have not entered into any agreement, oral or written, or other understanding with respect to the acquisition of any going business and/or assets. There is no assurance that we will be able to acquire any going business and/or assets. To the extent we are unable to so-acquire a going business and/or assets, proceeds allocated for such use would be applied to HyGridTM System sales and marketing.

(2)	On April 7, 2025, we issued a $45,000 principal amount convertible promissory note, as amended August 1, 2025, to Newlan Law Firm, PLLC our legal counsel, that bears interest at 8% per annum, is due on April 7, 2026, and is convertible, the earlier of (1) the day immediately following the qualification of the Offering Statement of which this Offering Circular forms a part and (2) the date that is 180 days immediately following the issue date (by agreement with the holder of the Subject Convertible Note, January 29, 2025), into up to 333,333 Conversion Shares (determined by rounding down from 333,333.33 shares to the nearest whole share, to avoid the issuance of a fractional share, by agreement with the holder of the Subject Convertible Note). This convertible promissory note was issued in payment of legal services. (See “Plan of Distribution” and “Selling Shareholder”).

We intend to apply the proceeds of this offering in the manner described below and in the approximate percentages depicted in the chart above.

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HyGridTM Systems

Our HyGridTM System is a solar/hydrogen powered micro-grid designed to provide power to a specific industrial development or residential community, for example, independent of the legacy power grid. With the proceeds of this offering allocated to this item of expenditure, we intend to establish 40 HyGridTM Systems for customers.

SHEP (Scalable Hydrogen Energy Platform) Site Development

SHEP is an innovative scalable, modular hydrogen energy system that efficiently produces, stores, and dispenses green hydrogen made from water. With the proceeds of this offering allocated to this item of expenditure, we intend to acquire and develop, including permitting and engineering, between 25 and 50 parcels of land for SHEP sites.

SHEP Asset Purchases With the proceeds of this offering allocated to this item of expenditure, we intend to acquire the assets and equipment required for our first two 500kg/day SHEP sites.

Acquisitions/Financing

The proceeds of this offering allocated to this item of expenditure are intended for use in acquisitions of technologies, the establishment of strategic partnerships with hydrogen fuel industry participants and for financing hydrogen off-take agreements.

Marketing With the proceeds of this offering allocated to this item of expenditure, we intend to implement a marketing strategy designed to attract customers to our SHEP sites.

CHRS (Compact Hydrogen Refueling System) Product Development

CHRS is a solution for rapidly deploying hydrogen production in the 50kg to 200kg per day range. It has a dispensing system that can be adapted for vehicles (trucks, buses, etc.), warehouse equipment (forklifts), or other fuel cell applications, including power generation. With the proceeds of this offering allocated to this item of expenditure, we intend to continue testing and improving of our CHRS product, as well as develop new related product lines.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to our business, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 50,000,000 Company Offered Shares on a best-efforts basis, at a fixed price of $[0.15-1.00] per Company Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

In addition, the Selling Shareholder is offering up to 333,333 Selling Shareholder Offered Shares. We will not receive any of the proceeds from the sale of the Selling Shareholder Offered Shares in this offering. We will pay all of the expenses of the offering (other than the discounts and commissions payable with respect to the Selling Shareholder Offered Shares sold in the offering). Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholder. (See “Selling Shareholder”).

Beyond the $10,000 minimum subscription amount described below, there is no minimum number of Company Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

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We intend to sell the Company Offered Shares in this offering through the efforts of our Chief Executive Officer, Donald Owens. Mr. Owens will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Owens is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Owens:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:
•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Company Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Company Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Company Offered Shares effected by the broker-dealer. Should we so-engage a FINRA-member broker-dealer, we shall file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to disclose the identity of such broker-dealer and to file our agreement with each such broker-dealer.

Procedures for Subscribing

In General. If you are interested in subscribing for Company Offered Shares in this offering, please submit a request for information by e-mail to Mr. Owens at: dowens@hnointl.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Company Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement via e-mail to: dowens@hnointl.com; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Subscription Review Process. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we have the right to review and accept or reject your subscription, in whole or in part. In determining whether to accept or reject a subscription, we will consider the following factors: whether the subscriber or an affiliate of the subscriber qualifies as a “bad actor” as defined in Rule 262(d) of the SEC; and the reputation of the subscriber and its affiliates within the securities industry.

Within three (3) days after we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we will notify you of our decision, and the reason therefor, to reject or accept your subscription.

Rejection of Subscriptions. Should we determine to reject your subscription, we will return all monies from your rejected subscription via wire transfer (or such other method as directed by you) within one (1) business day of our notifying you of such determination, without interest or deduction.

Acceptance of Subscriptions. Should we determine to accept your subscription, we will countersign the subscription agreement and, within one (1) business day, issue and deliver the Company Offered Shares subscribed in accordance with your delivery instructions. Once your subscription has been accepted by us, you may not revoke or change your subscription or request the return of your subscription funds. All accepted subscription agreements are irrevocable.

An investor will become a shareholder of our company, upon our acceptance of our acceptance of a subscription, with the Company Offered Shares being issued immediately thereafter. For clarity, the subscription settlement will not occur until an investor’s funds have cleared and we accept an investor’s subscription.

By executing the subscription agreement and paying the total purchase price for the Company Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Law Exemption and Offerings to Qualified Purchasers” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $10,000.00 of the Company Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

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State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares) are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers.” “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares) to qualified purchasers in every state of the United States.

Issuance of Company Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Company Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Company Offered Shares.

Transferability of the Offered Shares

The Offered Shares (the Company Offered Shares and the Selling Shareholder Offered Shares) will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

We have not used, and we do not intend to use, any advertising, sales and other promotional materials outside of this Offering Circular, including “testing the waters” materials under the authorization of Rule 255.

SELLING SHAREHOLDER

After the qualification of this offering by the SEC, a $45,000 principal amount convertible note (the Subject Convertible Note), plus accrued interest thereon of up to $5,000, will, on the earlier of (1) the day immediately following the qualification of the Offering Statement of which this Offering Circular forms a part and (2) the date that is 180 days immediately following the issue date (by agreement with the holder of the Subject Convertible Note, January 29, 2025), be eligible for conversion into up to 333,333 Conversion Shares (determined by rounding down from 333,333.33 shares to the nearest whole share, to avoid the issuance of a fractional share, by agreement with the holder of the Subject Convertible Note), the Selling Shareholder Offered Shares, at the election of its holder, at the offering price for all of the Offered Shares, $[0.15-1.00] per share. Following all such issuances, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares issued in payment of the Subject Convertible Note, including accrued interest thereon of up to $5,000, will be disclosed.

The shareholder named in the table below is the “Selling Shareholder.” The Selling Shareholder intends to sell up to 333,333 Selling Shareholder Offered Shares at the offering price for all of the Offered Shares, $[0.15-1.00] per share. The Selling Shareholder is a third party. Our company will not be involved in any manner in the sales of the Selling Shareholder Offered Shares by the Selling Shareholder.

We will pay all of the expenses of this offering (other than the selling commissions payable with respect to the Selling Shareholder Offered Shares sold in this offering, if any), but we will not receive any of the proceeds from the sales of Selling Shareholder Offered Shares in this offering.

The Selling Shareholder intends to sell the Selling Shareholder Offered Shares at the fixed offering price of $[0.15-1.00] per share in market transactions or in negotiated private transactions. The Selling Shareholder may be deemed to be an “underwriter” of the shares of our common stock offered by the Selling Shareholder in this offering. In this regard, the Selling Shareholder intend to deliver to a purchaser this Offering Circular before or with the sale of Selling Shareholder Offered Shares. It is expected that, in sales of Selling Shareholder Offered Shares in market transactions, if any, this Offering Circular would be delivered in digital format with the relevant sale confirmation.

A minimum purchase of $10,000 of the Selling Shareholder Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000.

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		Prior to this Offering			After this Offering
Name of Selling Shareholder	Position, Office or Other Material Relationship	# of Shares Beneficially Owned(1)	% Beneficially Owned (2)	# of Shares to be Offered for the Account of the Selling Shareholder	# of Shares Beneficially Owned	% Beneficially Owned (3)
Newlan Law Firm, PLLC(4)	See Note 4	333,333	*	333,333	0	0%

*	Less than 1%
(1)	None of these shares has been issued, but underlie the Subject Convertible Note. Rather, the share numbers in this column are estimates of the number of Conversion Shares that the listed holder may acquire from our company. Following each issuance of Conversion Shares (Selling Shareholder Offered Shares), we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares (Selling Shareholder Offered Shares) issued in payment of the Subject Convertible Note, including accrued interest thereon of up to $5,000, will be disclosed.
(2)	Based on 96,253,824 shares outstanding, assuming the issuance of 333,333 Conversion Shares, before this offering.
(3)	Based on 146,253,824 shares outstanding, assuming the sale of all of the Company Offered Shares and the issuance and subsequent sale of 333,333 Conversion Shares, after this offering.
(4)	Eric Newlan is the Managing Member of Newlan Law Firm, PLLC. The address of this Selling Shareholder is 2201 Long Prairie Road, Suite 107-762, Flower Mound, Texas 75022.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (1) 985,000,000 shares of common stock, $.001 par value per share, and (2) 15,000,000 shares of preferred stock, $.001 par value per share, (a) of which 10,000,000 shares are designated Series A Preferred Stock and (b) of which 500,000 shares are designated Series B Preferred Stock.

As of the date of this Offering Circular, there were 95,920,491 shares of our common stock issued and outstanding, held by approximately 542 holders of record; 5,000,000 shares of Series A Preferred Stock issued and outstanding held by one (1) holder of record; and 360,000 shares of Series B Preferred Stock issued and outstanding held by two (2) holders of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Super Voting Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Series A Preferred Stock

Designation and Amount. 10,000,000 shares were designated as Series A Preferred Stock.

Voting Rights. Each share of Series A Preferred Stock has 55 votes in all matters requiring shareholder approval.

Dividends. The Series A Preferred Stock is not entitled to any dividend.

Liquidation. The Series A Preferred Stock has no rights on the liquidation, whether voluntary or involuntary, of our company.

Conversion Rate. The Series A Preferred Stock has no rights of conversion.

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Series B Preferred Stock

Designation and Amount. 500,000 shares were designated as Series B Preferred Stock.

Voting Rights. The Series B Preferred Stock has no right to vote on any matters requiring shareholder approval.

Dividends. The Series B Preferred Stock is not entitled to any dividend.

Liquidation. Upon the liquidation, dissolution or winding up of the business of our company, whether voluntary or involuntary, each holder of shares of Series B Preferred Stock shall be entitled to receive, for each share thereof, out of assets of our company legally available therefor, a distribution pro rata with our common stock, calculated as if the shares of Series B Preferred Stock had been converted into shares of our common stock as of the date immediately prior to the date fixed for determination of shareholders entitled to receive such distribution.

Conversion Rights. Each holder of shares of Series B Preferred Stock may, from time-to-time, convert any or all of such holder’s shares of Series B Preferred Stock into fully paid and non-assessable shares of our common stock in an amount equal to 1,000 shares of common stock for each share of Series B Preferred Stock surrendered for conversion provided, however, that, at no time, may all or a portion of shares of Series B Preferred Stock be converted if the number of shares of our common stock to be issued pursuant to such conversion would cause the holder’s beneficial ownership to exceed, when aggregated with all other shares of our common stock beneficially owned (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) by such holder at such time, more than 4.99% of our common stock issued and outstanding at such time.

Transfer Agent

We have retained the services of Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, as the transfer agent for our common stock. Pacific Stock Transfer’s website is located at: www.pacificstocktransfer.com. No information found on Pacific Stock Transfer’s website is part of this Offering Circular.

BUSINESS

Company Overview

HNO International, Inc., a Nevada corporation, focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

HNO stands for “Hydrogen” and “Oxygen” and our experienced management team has over 14 years of expertise in the green hydrogen production industry.

HNO provides green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

HNO is at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

•	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.
•	Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.
•	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

Organization

HNO International, Inc. was incorporated in the State of Nevada on May 2, 2005 under the name “American Bonanza Resources Limited.” On March 19, 2009, we changed our name to “Clenergen Corporation.” On August 4, 2009, we acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. In April 2009, Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company. On July 8, 2020, we changed our name to Excoin Ltd. And on August 31, 2021, we changed our name to “HNO International, Inc.” our current name.

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Our Business

We are at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

•	Solar/hydrogen powered micro-grids designed to provide power to a specific industrial development or residential community, for example, independent of the legacy power grid.
•	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.
•

Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.

•	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

Plan of Business

With the proceeds of this offering, we intend to market and sell HyGridTM Systems, execute SHEP (Scalable Hydrogen Energy Platform) asset purchases, SHEP site development and CHRS (Compact Hydrogen Refueling System) product development. We will apply certain proceeds of this offering to marketing efforts designed to drive customer sales.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

In addition, we believe that there are available significant business acquisition opportunities within the hydrogen fuel industry. It is our estimation that any such acquisition opportunity would require us to deliver funds as part of the acquisition. Should we sell at least 15% of the Company Offered Shares in this offering, our management believes our company would be positioned to make one or more such acquisitions (no current agreement, written or otherwise exists, in this regard). However, there is no assurance that we will obtain sufficient funds in this offering, or from other sources, that would permit us to make any such acquisition.

Our Products

We have four products that we offer for sale, all of which are commercially available. It is our intention to manufacture our products. Our current products are described below.

HyGridTM System. Our HyGridTM System is a solar/hydrogen powered micro-power grid designed to provide power to a specific industrial development or residential community, for example, independent of the legacy power grid. The adjacent graphic illustrates the base design of our HyGridTM System.

There is a growing demand for micro-power grids that operate independent of the legacy power grid. The HyGridTM System is a solar/hydrogen powered micro-grids designed to provide power to a specific industrial development or residential community, for example. We believe that our HyGridTM System offers a cost-effective solution to potential customers, including real estate subdivisions and industrial developments. Each HyGridTM System will cost approximately $2,500,000 for us to construct on behalf of a customer at the customer’s location – we would retain ownership of each HyGridTM System. Once completed, we will enter into a power purchase agreement with the customer, by which we will generate revenue.

Assuming we are able to obtain $10,000,000 in capital, either in this offering or otherwise over the next 12 months, we expect to construct four (4) HyGridTM Systems. Assuming that we charge our HyGridTM System customers, on a wholesale basis, an average of $0.08 per kilowatt, our company projects the financial performance set forth below.

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Single HyGridTM System Sold (Construction Cost: $2,500,000)		Four HyGridTM System Sold (Construction Cost: $10,000,000)
Revenues(1)	$2,832,000	Revenues(1)	$11,328,000
Cost of Goods Sold(2)	1,002,000	Cost of Goods Sold(2)	4,008,000
Gross Profit(3)	1,830,000	Gross Profit(3)	7,320,000
Operating Expense Allocation(4)	100,000	Operating Expense Allocation(4)	400,000
Net Profit (Loss)(5)	$1,730,000	Net Profit (Loss)(5)	$6,920,000

(1) (2) (3) (4) (5)

In this table, “Revenues” reflect only revenues from sales of HyGridTM Systems.

Cost of Goods Sold include our costs of acquiring power for resale, direct payroll costs and other costs associated therewith.

In this table, “Gross Profit” reflects only gross profit from sales of HyGridTM Systems.

In this table, we have assumed an allocation of 25% of our company’s operating and other expenses that may be incurred by our company from period to period to our HyGridTM Systems segment.

In this table, “Net Profit (Loss)” reflects net profit (loss) only for our HyGridTM Systems segment.

There is no assurance that we will obtain the capital needed to construct any HyGridTM System or that, if constructed, that our operating results would be as projected in the foregoing sentences.

Compact Hydrogen Refueling Station. Our Compact Hydrogen Refueling Station (CHRS) product offers a cost-effective solution for rapidly deploying hydrogen production in the 50 KG to 200 KG per day range. The CHRS System has a dispensing system that can be adapted for vehicles (trucks, buses, etc.), warehouse equipment (forklifts) or other fuel cell applications, including power generation. The need for hydrogen refueling stations is growing as more fuel cell vehicles come on the road. Current solutions are expensive, require a long permitting and installation process and consistently face outages. Our CHRS System, each of which is to be sold at a price of $375,000, seeks to solve these problems and address market demand. With our prototype CHRS System, we began marketing this product to customers for delivery to customers in the first quarter of 2026 . As of the date of this Offering Circular, we have not sold any CHRS Systems.

Assuming we are able to obtain $2,500,000 in capital, either in this offering or otherwise over the next 12 months, we expect that would sell 10 CHRS Systems, and we project the financial performance set forth below.

Single CHRS System Sold		10 CHRS Systems Sold
Revenues(1)	$375,000	Revenues(1)	$3,750,000
Cost of Goods Sold(2)	250,000	Cost of Goods Sold(2)	2,500,000
Gross Profit(3)	125,000	Gross Profit(3)	1,250,000
Operating Expense Allocation(4)	50,000	Operating Expense Allocation(4)	200,000
Net Profit (Loss)(5)	$75,000	Net Profit (Loss)(5)	$1,050,000

(1) (2) (3) (4) (5)

In this table, “Revenues” reflect only revenues from sales of CHRS Systems.

Cost of Goods Sold include our costs of acquiring power for resale, direct payroll costs and other costs associated therewith.

In this table, “Gross Profit” reflects only gross profit from sales of CHRS Systems.

In this table, we have assumed an allocation of 25% of our company’s operating and other expenses that may be incurred by our company from period to period to our CHRS Systems segment.

In this table, “Net Profit (Loss)” reflects net profit (loss) only for our CHRS Systems segment

There is no assurance that we will obtain the capital needed to construct any CHRS System or that, if constructed, that our operating results would be as projected in the foregoing sentences.

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Scalable Hydrogen Energy Platform. Our Scalable Hydrogen Energy Platform (SHEP) is an innovative scalable, modular hydrogen energy system that efficiently produces, stores, and dispenses green hydrogen made from water. Our cost-effective platform prioritizes flexibility and is designed to meet a wide range of diverse, growing hydrogen demands across multifaceted applications. Our SHEP System is capable of producing hydrogen at rates from 100 Kilograms per day to over 2,000 kilograms per day for use in commercial applications such as fuel for transportation, power generation, and industrial processes, as well as in the production of chemicals and materials. We are currently developing a containerized version of the SHEP system. Completion of this effort will require approximately $250,000 in capital for the final stage of research and development activities.

Hydrogen Carbon Cleaner. Our Hydrogen Carbon Cleaner (HCC) is a device used to clean carbon deposits from internal combustion engines. After demonstrating the technology with our prototype to prospective customers, any resulting orders for an HCC device would be delivered within 60 days. As of the date of this Offering Circular, we have not sold any HCC devices.

Hydrogen Production Facility. Currently, we are building and setting up a hydrogen production facility, capable of producing up to 1,000 kg of hydrogen per day. We have also ordered the equipment necessary and leased the land required (approximately $450,000) to build the first Hydrogen Farm located in Katy, Texas . As we recently obtained the $250,000 needed to complete this project, this facility is now scheduled to commence full-scale commercial production of hydrogen in late September 2025, with expected revenues of approximately $2,555,000 over next 12 months [1,000 kg of hydrogen produced per day without interruption multiplied by an expected average sale price of $7.00 per kg would yield daily revenues of approximately $7,000; $7,000 in daily revenues multiplied by 365 days yields a total revenues of approximately $2,555,000 in revenues]. Additionally, we have also identified and contracted a second location for hydrogen production in Lancaster, California; no prediction as to if and when we will be able to construct such facility, due to our lack of capital. There is no assurance that we will be able to obtain such needed capital.

Hydrogen Refueling

The market for hydrogen refueling stations is currently in a state of growth, as the use of hydrogen fuel cell electric vehicles (“FCEVs”) is becoming more popular. Governments, private companies, and research institutions around the world are investing in the development of hydrogen refueling infrastructure to support the growth of the FCEV market.

Currently, most hydrogen refueling stations are located in California, Germany, Japan, and South Korea. These countries have actively invested in developing hydrogen infrastructure and, as a result, have a larger number of stations available.

According to a report by MarketsandMarkets, the global hydrogen refueling station market size was valued at USD $1.7 billion in 2020 and is projected to reach USD $7.5 billion by 2025, at a CAGR of 34.5% during the forecast period.[1]

[1]https://www.marketsandmarkets.com/Market-Reports/green-hydrogen-market-92444177.html#:~:text=The%20global%20green%20hydrogen%20market,cagr%20during%20the%20forecast%20period.

However, the market for hydrogen refueling stations is still relatively small compared to other alternative fuels, such as electric charging stations. The high cost of building and maintaining hydrogen stations, lack of economies of scale, and lack of hydrogen production facilities, have hindered the market’s growth.

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Despite these challenges, the market for hydrogen refueling stations is expected to grow in the future as the number of FCEVs on the road increases and more countries begin to invest in the development of hydrogen infrastructure.

Fuel Cell EV Growth

The expected growth of FCEVs is projected to be significant in the coming years. According to a report by MarketsandMarkets, the global fuel cell electric vehicle market size is projected to reach 1.63 million units by 2030, growing at a CAGR of 42.2% during the forecast period of 2025 to 2030.[2]

[2]https://www.marketsandmarkets.com/Market-Reports/green-hydrogen-market-92444177.html#:~:text=The%20global%20green%20hydrogen%20market,cagr%20during%20the%20forecast%20period.

This growth is driven by several factors, including increasing government support and funding for the development of hydrogen infrastructure, advancements in fuel cell technology, and increasing consumer awareness and acceptance of FCEVs.

In addition, many countries have set ambitious targets to reduce greenhouse gas emissions, and deploying FCEVs is seen as a key measure to achieving these goals.

However, it's worth noting that the expected growth of FCEVs is highly dependent on the success of the hydrogen economy and the availability of hydrogen fueling stations. The growth of FCEVs also depends on the cost of hydrogen and the competition with other technologies such as battery electric vehicles.

Overall, the growth of FCEVs is expected to be significant in the coming years, but the growth rate may vary depending on the region and the success of the hydrogen economy.

Current Problems

There are several common problems associated with current hydrogen refueling stations:

1.	Cost: Building and maintaining hydrogen refueling stations can be expensive, and the high cost can be a barrier to the widespread deployment of the technology.

2.	Limited availability: Hydrogen fueling stations are currently much less common than gasoline or electric charging stations, which can make it difficult for FCEV owners to find a refueling location.

3.	Complexity: Hydrogen fueling stations are complex systems that require specialized knowledge and training to operate and maintain.

4.	Safety concerns: Hydrogen is a highly flammable gas, and there are concerns about the safety of storing and dispensing it at refueling stations.

5.	Hydrogen production: One of the major challenges with hydrogen refueling stations is their limited access to locally produced hydrogen, often relying on hydrogen created using processes that generate pollution, such as steam methane reforming, which undermines the environmental benefits of using hydrogen as a fuel source.

6.	Lack of standardization: There is currently no standardization in the design and operation of hydrogen fueling stations, which can make it difficult for different types of vehicles to refuel at different stations.

7.	Limited production capacity: The current capacity of hydrogen production is limited, which can make it difficult to supply enough hydrogen to meet the increasing demand for FCEVs.

8.	Lack of economies of scale: The small number of hydrogen stations and vehicles currently in operation makes it difficult to achieve economies of scale and reduce costs.

Overall, current hydrogen refueling stations face several challenges, but with ongoing research and development, we believe these issues can be addressed and overcome in the future.

Our Unique Solutions

Compact and Modular. Our CHRS delivers modular, compact green hydrogen refueling stations and could have significant value in the growing hydrogen FCEV market. These types of stations are designed to be compact, easy to install, and highly efficient, which can help to reduce the cost of building and maintaining the typical hydrogen refueling stations.

One of the main advantages of CHRS is that they can be quickly and easily deployed in various locations, such as urban areas, parking garages, residential locations, along highway corridors, even at a consumer's home. They can be quickly located with a smartphone app, and once located, the hydrogen availability can be determined and the hours of operation of the station. Because of the way the current infrastructure is set up, including the lack of hydrogen production on-site, it is often impossible for a customer to know if they will even be able to get fuel or not until they actually arrive at one of the extremely limited refueling locations. The CHRS system will increase the availability of hydrogen fueling options for FCEV owners, making it easier for them to refuel their vehicles and for manufacturers to sell their hydrogen vehicles because of the availability of hundreds of fueling stations.

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Additionally, these types of stations can be powered by renewable energy sources, such as solar or wind power, which can reduce their environmental impact and help to promote the use of green hydrogen.

Another advantage of these stations is that they can be easily expanded as the demand for hydrogen fuel increases. This can help to ensure that there is always enough hydrogen available to meet the needs of FCEV owners.

Overall, a product that delivers modular, compact green hydrogen refueling stations can be a disruptive factor and help to spur the growth of the FCEV market, by making it more convenient, affordable, and environmentally friendly for FCEV owners to refuel their vehicles, and it can help to support the growth of the hydrogen economy.

Scalable Hydrogen Energy Platform (SHEP). Unlike traditional large-scale hydrogen production plants, our plants are smaller, low-cost, and quicker to permit, install, and scale. One of the key benefits of our approach is the use of low-cost, PGM-free electrolysis technology. This technology eliminates the need for expensive and rare platinum group metals, making green hydrogen production more sustainable and cost-effective. This is particularly important in today's market, where the price of these metals has been increasing, making traditional hydrogen production more expensive.

Another benefit of our approach is the ability to scale green hydrogen production quickly. Our plants are designed to be quickly installed and operational, allowing them to respond quickly to changes in market demand. This is important as the green hydrogen market is rapidly growing, and companies need a reliable source of clean energy to meet this demand.

In addition, our approach is more environmentally friendly than traditional hydrogen production methods. We use renewable energy sources such as wind and solar power to produce green hydrogen, reducing the carbon footprint of hydrogen production. This is becoming increasingly important as more companies seek to adopt clean energy solutions and reduce their environmental impact.

We also have a robust supply chain, sourcing high-quality equipment from trusted suppliers. This ensures that our plants are reliable and efficient, reducing the risk of production disruptions and increasing the overall value of our services to customers.

In the case of the Scalable Hydrogen Energy Platform (“SHEP”), where the volume of hydrogen that can be produced is from 100 Kilograms per day to over 2,000 (or more) kilograms per day, we can service current and emerging hydrogen gas markets, including ammonia, fertilizer, steel, mining, electronics, semiconductors, in addition to fuel cell refueling stations.

Existing Engines. We are manufacturing custom hydrogen carbon cleaning equipment for engine service providers in the engine cleaning industry. Hydrogen is currently used for Internal Combustion Engine (“ICE”) decarbonization and maintenance prevention market through manufacturing hydrogen carbon cleaning equipment for engine service providers.

We, as a technology company, have been actively developing and integrating hydrogen technologies that can effectively reduce diesel engine emissions and maintenance requirements. By using hydrogen, our technology can significantly reduce harmful emissions such as particulate matter, nitrogen oxides, and carbon dioxide, while also improving engine performance and extending engine life.

Corporate Growth Strategy

Our growth strategy focuses on monetizing our current products, as well as expanding our product offerings and target markets. This will be achieved through ongoing research and development to identify new opportunities, as well as strategic partnerships and collaborations with key players in our target markets.

We will target our products to businesses and communities that are looking to decarbonize. Our sales and marketing strategies will focus on building relationships with key players in our target markets, such as current users of industrial hydrogen, the emerging hydrogen refueling market, hydrogen vehicle manufacturers, engine service providers and diesel fleet operators.

Market Competition

The market is currently dominated by industrial gas producers using Steam Methane Reforming (“SMR”) which use carbon-based feedstock as the energy input for the hydrogen production. The result of these methods results in gray and black (residual carbon footprint. hydrogen production.

Our Competition

Major competitors in the traditional hydrogen production market are represented by the following companies:

Praxair	Air Products and Chemicals	Linde
Air Liquide	Messer Group	BOC
Air Gas	Matheson Tri-gas	Advanced Gas Technologies

These and other current hydrogen producers will require significant investment in infrastructure for carbon capture technologies to meet the emerging requirements for clean energy generation.

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We are focused on the production of green hydrogen, using renewable energy as the input power to produce green hydrogen with no carbon footprint. We are an innovator in this emergent marketplace. While we are a market leader, there are a few early competitors in green hydrogen, such as Nel, Plug Power, ITM Power, and Nikola.

We, alternatively, either team up or compete with these green hydrogen companies, depending on the specific market opportunity.

Our Competitive Strengths

Our competitive strengths include:

Focus on Low-Cost Technologies: Our focus on integrating proven low-cost technologies sets us apart from competitors, as it allows us to offer our products at a more affordable price point.

Comprehensive Portfolio of Products: We offer a wide range of products including hydrogen cleaning equipment for engine service providers, hydrogen delivery systems for diesel engines, and green hydrogen production systems for various markets. This comprehensive portfolio of products sets us apart from competitors that focus on a limited range of products.

Strong Technical Expertise: We have a strong team of technical experts with extensive knowledge and experience in the hydrogen technology and engineering industries. This expertise gives us a competitive advantage in developing and offering high-quality products that meet customer demands.

Strong Partnerships: We have established partnerships with key players in the hydrogen technology and engineering industries, which enhances our ability to secure new customers and expand our reach in the market.

Innovative Solutions: Our focus on innovation and continuous improvement sets us apart from our competitors, as we are constantly developing new and improved products and solutions to meet the changing needs of our customers.

Commitment to Sustainability: We are committed to promoting sustainability and reducing carbon emissions, which aligns with the growing demand for green hydrogen products and services.

Current Market

According to a report by MarketsandMarkets, the global growth for hydrogen consumption is projected to grow from $11.6B in 2022 to $90B in 2030, growing by a 55% CAGR. We are focused on developing and deploying small to medium green hydrogen production, storage and dispensing systems to satisfy the projected growth of the green hydrogen market.[3]

[3]
https://www.marketsandmarkets.com/Market-Reports/green-hydrogen-market-92444177.html#:~:text=The%20global%20green%20hydrogen%20market,cagr%20during%20the%20forecast%20period.

Properties

We operate out of an approximately 5,000 square foot facility in Murrieta, California and we are establishing a location in Houston, Texas for our Scalable Green Hydrogen Production farms.

Employees

As of the date of this Offering Circular, we had two full-time employees, our two executive officers, and no part-time employees.

Environmental Considerations

Our operations do not pose an environmental risk, and we have no past environmental violations. We also do not require special environmental permits to conduct our business activities.

We follow standard policies and procedures for environmental compliance and risk management. We prioritize environmental sustainability and we continuously strive to improve our environmental performance.

We recognize that emerging climate change and other environmental issues present potential risks to any business. However, these risks only underscore the need for our products and services. As we continue to grow and expand our business, we will remain vigilant in identifying and addressing potential environmental risks. We want to highlight that our supply chains are diverse and well-shielded, reducing the potential environmental risks associated with our business operations. We work closely with our suppliers to ensure their environmental practices align with our standards. We continuously monitor and evaluate our supply chains to identify potential environmental risks.

We will follow standard procedures for any environmental insurance coverage or other risk management strategies that we have in place. We are committed to protecting the environment and ensuring our business operations are conducted environmentally.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Overview

General. HNO International, Inc. focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

HNO stands for Hydrogen and Oxygen and our experienced management team has over 14 years of expertise in the green hydrogen production industry.

HNO International provides green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

Recent Expense Reduction Efforts. During the six months ended April 30, 2025, our management implemented cost-savings measures designed to conserve cash in hand, as we focused on obtaining needed expansion capital, including funds in this offering and/or funds from third-party lenders. These cost-savings measures will remain in place, until such time as we obtain expansion capital, of which there is no assurance. Should we obtain such expansion capital, it is expected that our operating expenses would increase in relation to our ability to expand our operations, although no prediction in this regard can be made. However, our management intends to continue to implement its recent cost-savings measures, as a means of maximizing the impact of any new capital.

Should we obtain expansion capital, of which there is no assurance, it is expected that our operating expenses would increase in relation to our ability to expand our operations, although no prediction in this regard can be made. Nevertheless, our management intends to continue to implement its recent cost-savings measures, as a means of maximizing the impact that any new capital might have on our ability to increase sales of our products.

Results of Operations

For the three months ended April 30, 2025 and 2024.

Revenue. For the three months ended April 30, 2025 and 2024, the Company recognized revenue of $43,708 and $0, respectively. Revenue in the current period was generated from the facilitation of the delivery of hydrogen equipment and related integration support. The Company concluded that it acted as an agent with respect to the equipment component of the arrangement, as it did not take control of the goods and the third-party supplier shipped directly to the customer. As a result, revenue was recognized on a net basis, limited to the Company’s retained margin.

Cost of Goods Sold. Cost of Goods Sold consists of direct expenses related to hydrogen engineering services and combustion solution projects, including materials, subcontracted labor, and other project-specific implementation costs. For the three months ended April 30, 2025 and 2024, total cost of sales was $0 and $0, respectively. The Company acted as an agent in facilitating delivery of certain hydrogen refueling equipment during the 2025 period and did not generate separate cost of goods sold.

Gross Profit. For the three months ended April 30, 2025 and 2024, gross profit was $43,708 and $0, respectively. The increase reflects revenue generated from the facilitation of the delivery of hydrogen equipment and integration support services. As the Company was acting as an agent with respect to the equipment delivered by a third-party vendor, no cost of goods sold was recognized, and gross profit equaled the margin retained.

Operating Expenses. General and administrative expenses were $314,323 for the three months ended April 30, 2025, compared to $526,635 during the same period in 2024, a decrease of $212,312. The decrease was due to reduced professional fees, lower consultant costs, and a general reduction in administrative overhead, which we undertook in an effort to conserve cash in hand, as we focused on obtaining needed expansion capital, including funds in this offering and/or funds from third-party lenders, of which there is no assurance. However, our management intends to continue to implement its recent cost-savings measures, as a means of maximizing the impact of any new capital.

Depreciation and amortization expense increased by $14,908, totaling $57,539 for the three months ended April 30, 2025, compared to $42,631 for the three months ended April 30, 2024, due to depreciation associated with additional property and equipment acquired during the period.

Advertising and marketing expenses were $14,810 for the three months ended April 30, 2025, compared to $0 for the same period in 2024. The increase reflects expanded outreach efforts supporting the Company’s hydrogen engineering and combustion solutions.

Other Income (Expenses). Other expenses increased to $127,102 for the three months ended April 30, 2025, from $1,589 for the three months ended April 30, 2024. The increase was primarily attributable to (i) a $14,985 loss related to the change in fair value of a convertible note issued in exchange for legal services, and (ii) a $105,190 loss from the write-off of a previously capitalized intangible asset associated with the prototype Compact Hydrogen Refueling Station (CHRS). The write-off represents an out-of-period adjustment recorded in the current quarter to correct the prior capitalization of certain costs related to developed intellectual property. Additional information regarding this adjustment is provided in Note 1 to our financial statements for the six months ended April 30, 2025, included elsewhere herein.

Net Loss. Net loss for the three months ended April 30, 2025, was $470,066 compared to a net loss of $570,855 during the same period in 2024.

For the six months ended April 30, 2025 and 2024.

Revenue. For the six months ended April 30, 2025 and 2024, the Company recognized revenue of $43,708 and $0, respectively. Revenue in the current period was generated from the facilitation of delivery of hydrogen equipment and related integration support. The Company concluded that it acted as an agent with respect to the equipment component of the arrangement, as it did not take control of the goods and the third-party supplier shipped directly to the customer. As a result, revenue was recognized on a net basis, limited to the Company’s retained margin.

Cost of Goods Sold. Cost of Goods Sold consists of direct expenses related to hydrogen engineering services and combustion solution projects, including materials, subcontracted labor, and other project-specific implementation costs. For the six months ended April 30, 2025 and 2024, total cost of sales was $0 and $0, respectively. The Company acted as an agent in facilitating delivery of certain hydrogen refueling equipment during the 2025 period and did not generate separate cost of sales.

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Gross Profit. For the six months ended April 30, 2025 and 2024, gross profit was $43,708 and $0, respectively. The increase reflects revenue generated from the facilitation of delivery of hydrogen equipment and integration support services. As the Company was acting as an agent with respect to the equipment delivered by a third-party vendor, no cost of goods sold was recognized, and gross profit equaled the margin retained.

Operating Expenses. General and administrative expenses were $881,930 for the six months ended April 30, 2025, compared to $990,641 during the same period in 2024, a decrease of $108,711. The current period included $265,502 of share-based compensation expense. No share-based compensation was recorded during the same period in 2024. Excluding share-based compensation, general and administrative expenses decreased by $374,213, primarily due to reduced professional fees, lower consultant costs, and a general reduction in administrative overhead.

Depreciation and amortization expense increased by $32,921 to $111,988 for the six months ended April 30, 2025, compared to $79,067 for the same period in 2024, reflecting depreciation on additions to property and equipment.

Advertising and marketing expenses were $20,160 for the six months ended April 30, 2025, compared to $0 for the same period in 2024. The increase reflects the Company’s expanded outreach and promotional activities supporting its hydrogen engineering and combustion solutions offerings.

Other Income (Expenses). Other expenses increased from $8,220 for the six months ended April 30, 2024 to $134,034 for the period ended April 30, 2025, the increase primarily related to $14,985 loss on fair value of convertible note related to the issuance of a convertible note in exchange for legal services and $105,190 loss on the write-off of intangible asset as a result of an out-of-period adjustment due to the incorrect capitalization of costs associated with developed intellectual property.

Net Loss. Net loss for the six months ended April 30, 2025, was $1,104,404 compared to a net loss of $1,077,928 during the same period in 2024.

For the years ended October 31, 2024 and 2023.

Revenues. For the year ended October 31, 2024, revenue generated from hydrogen engineering services and combustion solutions was $4,241 compared to $13,000 for the year ended October 31, 2023. The decrease in revenues of $8,759 is mainly attributable to our inability to secure additional contracts for hydrogen engineering services and combustion solutions during the current year.

Cost of Sales and Gross Profits. For the year ended October 31, 2024, our cost of goods sold was $3,688, resulting in a gross profit of $553. In comparison, for the year ended October 31, 2023, our cost of goods sold was $5,885, resulting in a gross profit of $7,115. The cost of goods sold consisted of expenses related to contract labor associated with revenue generation.

Operating Expenses. General and administrative expenses increased by $151,393, primarily due to higher professional fees and administrative costs incurred during 2024. These increases were partially offset by a $405,812 decrease in share-based compensation, which declined from $489,800 in 2023 (related to 2,025,000 shares issued) to $83,988 in 2024 (related to 7,400,000 shares issued). The reduction in share-based compensation was primarily due to a lower fair value per share resulting from a decrease in the Company’s stock price.

Advertising and marketing expenses increased by $4,408 due to expanded outreach and promotional activities supporting product development and brand awareness.

Depreciation expense increased by $118,033, reflecting depreciation on property and equipment additions. Additionally, amortization expense of $24,699 was recognized in 2024 related to the CHRS intellectual property. There was no corresponding amortization expense in the prior year.

Net Loss. Net loss for the year ended October 31, 2024, was $2,230,222 compared to a net loss of $1,927,494 during the same period in 2023. This increase in net loss is primarily due to the significant rise in operating expenses during the year, as well as the decline in revenues.

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Forward-Looking Considerations

The Company recognizes the possibility of future increases in labor or material costs. Factors such as evolving market conditions, potential inflation, and global economic dynamics are considered. We are actively monitoring these aspects to anticipate and navigate any forthcoming rises in labor or material expenses.

Cost-to-Revenue. The Company is assessing alterations in the relationship between cost of sales and revenue. We are examining the factors influencing these changes, including shifts in prices and fluctuations in the volume of services sold. Understanding the impact of these elements is crucial for maintaining a balanced and effective cost-to-revenue structure.

Plan of Business

With the proceeds of this offering, we intend to execute SHEP (Scalable Hydrogen Energy Platform) asset purchases, SHEP site development and CHRS (Compact Hydrogen Refueling System) product development. As we begin to bring the SHEP facilities online, we will apply certain proceeds of the offering to marketing efforts designed to drive customer sales.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

In addition, we believe that there are available significant business acquisition opportunities within the hydrogen fuel industry. It is our estimation that any such acquisition opportunity would require us to deliver funds as part of the acquisition. Should we sell at least 15% of the Company Offered Shares in this offering, our management believes our company would be positioned to make one or more such acquisitions (no current agreement, written or otherwise exists, in this regard). However, there is no assurance that we will obtain sufficient funds in this offering, or from other sources, that would permit us to make any such acquisition.

Liquidity and Capital Resources

For the Three Months Ended April 30, 2025 and 2024. We incurred a net loss for the three months ended April 30, 2025, of $470,066 and had an accumulated deficit of $45,430,730 at April 30, 2025. At April 30, 2025, we had a cash balance of $72,614, compared to a cash balance of $20,255 at October 31, 2024. At April 30, 2025, the working capital deficit was $2,627,780, compared to a working capital deficit of $1,969,965 at October 31, 2024. Our existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We have raised capital through sales of common stock and debt securities.

The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

There are no external sources of liquidity available to the Company at this time. The Company will need to raise additional capital through equity financings, including through this offering, or other means in order to continue operations and meet its obligations. Failure to obtain additional funding could have a material adverse effect on our financial condition and the results of operations.

Capital Commitments. We have not made any material capital commitments and, unless and until we obtain additional capital, including in this offering, we do not expect to make any material capital commitments.

For the Years Ended October 31, 2024 and 2023. Our cash balance of $20,255 as of October 31, 2024, combined with the current level of revenues, is insufficient to maintain operations. Therefore, we will need to raise additional funds in the near future to support our operations and growth plans. Our cash balance on October 31, 2023, was $235,159, reflecting a decrease of $214,904 over the year. This decrease is attributable to significant cash outflows related to operating and investing activities.

Cash Flows

For the Six Months Ended April 30, 2025 and 2024. The following table summarizes our cash flows for the periods indicated below:

	For the Six Months Ended April 30, 2025		For the Six Months Ended April 30, 2024
Cash Used in Operating Activities		$(671,197)	$(953,923)
Cash Provided by Financing Activities		901,500	1,069,735
Net cash used in investing activities	$	(177,944)	$(273,512)

Cash Used in Operating Activities. During the six months ended April 30, 2025, cash used in operating activities amounted to $(671,197), primarily reflecting our net loss of $(1,104,404). This impact was partially offset by non-cash items, including depreciation and amortization of $111,988, $105,190 loss on write-off of an intangible asset, and $59,985 related to a convertible note issued for legal services, including $45,000 recognized as legal expense and a $14,985 fair value adjustment. Changes in working capital included a decrease in accounts payable of $(106,116) and a decrease in accrued payroll of $(8,881), partially offset by a $13,864 increase in accrued interest payable.

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During the six months ended April 30, 2024, cash used in operating activities totaled $(953,923), primarily reflecting our net loss of $(1,077,928). This was offset by non-cash charges such as depreciation and amortization amounting to $79,067. Additionally, there was a decrease in due from related party of $56,392 and an increase in accrued interest payable of $13,712 and a decrease in payroll taxes of $14,802, contributing to the overall cash movements during the period.

Cash Provided by Financing Activities. During the six months ended April 30, 2025, cash provided by financing activities was $901,500, which consisted of net proceeds from related party advances of $359,000 and proceeds from the sale of common stock of $542,500.

During the six months ended April 30, 2024, cash provided by financing activities was $1,069,735, which consisted of proceeds from related party advances of $710,585, $211,901 from the sale of common stock, $47,249 in proceeds from common stock subscription payable, and a $100,000 refund of a security deposit.

Cash Provided by Investing Activities. During the six months ended April 30, 2025, cash used in investing activities was $(177,944), which consisted of the purchase of property.

During the six months ended April 30, 2024, cash used in investing activities was $(273,512), which consisted of the purchase of property and equipment and purchase long-term assets.

For the Years Ended October 31, 2024 and 2023. The following table summarizes our cash flows for the periods indicated below:

	For the Year Ended October 31, 2024	For the Year Ended October 31, 2023
Cash Used in Operating Activities	$(1,802,678)	$(1,334,084)
Cash Provided by Financing Activities	$2,002,612	$2,426,833
Cash Used in Investing Activities	$(414,838)	$(908,699)

Cash Used in Operating Activities. During the year ended October 31, 2024, cash used in operating activities was $1,802,678. This reflects our net losses for the period, adjusted by non-cash charges such as depreciation and share-based compensation. Changes in working capital accounts also contributed to cash usage, primarily due to increases in accounts payable and decreases in payroll taxes and accrued interest payable.

In comparison, during the year ended October 31, 2023, cash used in operating activities was $1,334,084. The increase in cash usage in 2024 is attributable to higher operating expenses, including costs related to expanding operations, share based compensation and increased depreciation expenses.

Cash Provided by Financing Activities. During the year ended October 31, 2024, cash provided by financing activities was $2,002,612. This primarily consisted of proceeds from related party advances totaling $960,585, along with $958,929 raised through the Company's Regulation A offering and proceeds from security deposits.

In comparison, during the year ended October 31, 2023, cash provided by financing activities was $2,426,833, primarily reflecting proceeds from the Company’s Regulation A offering and related party loans.

Cash Provided by Investing Activities. During the year ended October 31, 2024, cash used in investing activities was $414,838, primarily due to the purchase of property and equipment and additional investments in intellectual property classified as long-term assets.

For the year ended October 31, 2023, cash used in investing activities was $908,699, which included significant purchases of property and equipment as well as investments in a SAFE agreement.

Going Concern

The Company’s financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the six months ended April 30, 2025, the Company incurred a net loss of $1,104,404 and used cash in operating activities of $671,197, and on April 30, 2025, had stockholders’ deficit of $1,693,793. During the year ended October 31, 2024, we incurred a net loss of $2,230,222 and used cash in operating activities of $1,802,678. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and the classification of liabilities that might result from this uncertainty.

Management is actively seeking additional sources of capital through the sale of equity, including in this offering, advances from related parties, and exploring strategic partnerships. The Company is also focused on attracting suitable investors to support its business plan without relying heavily on existing cash reserves. Additionally, management is implementing cost-saving measures and exploring opportunities to diversify through acquisitions or entering into new markets. However, there can be no assurance that these efforts will result in sufficient funding, and the Company may continue to face substantial uncertainty regarding its ability to achieve profitable operations and sustain its business.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements with any party.

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Critical Accounting Policies

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in management’s estimates or assumptions could have a material impact on our financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Our financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Stock-Based Compensation. The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 requires that the cost of equity instrument awards, issued in exchange for services, including those issued to employees and predominantly to consultants, be measured at the grant-date fair value. The Company does not adhere to a formal stock-based compensation plan; rather, it issues stock awards on a discretionary basis as part of compensation agreements with selected employees and consultants. Compensation for stock-based awards is recognized as a non-cash expense on the statement of operations. The expense associated with these awards is recorded based on the fair value on the date of grant, as determined using a pricing model commensurate with the terms of the award. This cost is recognized over the period during which the award recipient is required to perform services, typically known as the vesting period. The total compensation cost related to vested stock-based awards is recognized after adjusting for estimated forfeitures at the time of vesting. The expense related to stock-based compensation is included within the same income statement lines as cash compensation for the consultants and employees who receive the awards, currently included in general and administrative expenses on the statement of operations as the Company does not allocate compensation costs to Costs of Goods Sold. As of the report date, the Company has not established any plans to issue dividends on stock-based awards. Any tax benefits arising from deductions for these awards are recorded in additional paid-in capital, provided they exceed the cumulative compensation cost recognized.

Fair Value Measurement of Convertible Instruments. The Company evaluates convertible financial instruments in accordance with ASC 480 to determine whether an instrument should be equity classified, or liability classified. The Company issued a $45,000 convertible note in connection with a legal service agreement during the three months ended April 30, 2025, that allows for a fixed dollar amount to be settled in a variable number of shares which requires liability classification and was measured at fair value on initial recognition.

On the issuance date, the Company determined the fair value of the note to be $59,985 and recorded the full amount as a liability. The excess of $14,985 over the $45,000 principal amount was recognized as a loss on fair value of the convertible note in the condensed statements of operations.

Fair value is determined in accordance with ASC 820 using available market inputs. Instruments classified as liabilities and measured at fair value are evaluated on a recurring basis, with changes in fair value recognized in the statements of operations.

Revenue Recognition. We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

In certain arrangements where the Company facilitates the provision of goods or services provided by a third party, and does not take control of those goods or services, revenue is recognized on a net basis, limited to the margin or fee earned, consistent with the Company’s role as an agent under ASC 606-10-55-36 through 55-40.

Proposed Transactions. The Company is not anticipating any transactions.

Changes in Accounting Policies Including Initial Adoption. There were no recent accounting pronouncements that have or will have a material effect on the Company’s financial position or results of operations.

Financial Instruments. The main risks associated with the Company’s financial instruments include credit risk, market risk, and liquidity risk. The Company does not have significant exposure to foreign exchange risk, as all of it operations and transactions are denominated in U.S dollars.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s current executive management.

Name	Age	Position	Term in Office
Donald Owens	71	President, Chief Executive Officer and Secretary Chairman of the Board of Directors	November 20, 2024 to present April 30, 2021, to present
Hossein Haririnia	71	Treasurer ( Principal Financial and Accounting Officer) Director	August 22, 2022 to present December 22, 2022 to present
William Parker	59	Director	December 22, 2022 to present

Mr. Owens also served as our company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary from April 30, 2021, to December 1, 2021.

Professional Experience

The biographies of each executive officer below contain information regarding the person’s service as an executive officer, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable.

A description of the principal occupation for the past five years and summary of the experience of the directors and officers of the Company is as follows:

Donald Owens – President, Chief Executive Officer, Secretary and Chairman of the Board of Directors. Mr. Owens has served as our company’s Chairman of the Board of Directors, since April 30, 2021. Additionally, from April 30, 2021, to December 1, 2021, he served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. On November 20, 2024, Mr. Owens was appointed as our President, Chief Executive Officer and Secretary.

Mr. Owens founded HNO Green Fuels, Inc. (a private company owned by Mr. Owens) on June 5, 2011, and has served as its Chairman and President since its founding to the present. As Chairman and President of HNO Green Fuels, Inc., Mr. Owens engages in creating a customized hydrogen solution for reducing emissions in internal combustion engines and has secured 19 US patents and 3 International Patents for this technology. HNO Green Fuels, Inc. is an affiliate of HNO International, Inc.

Prior to his founding HNO Green Fuels, Inc., in the late 1990s, Mr. Owens was Chairman and CEO of Business Internet Systems. In July 1998, he launched a first-of-a-kind online platform that serviced the major business card printing needs of the US Congress, Branches of The Executive Office, and The Department of State. He was also actively involved in early web and networked database optimization for massive clients such as the US Census Bureau. He began his career in 1985 as a patent attorney for Western Electric and Bell Labs after attaining his law degree from Georgetown University. He received an engineering degree at General Motors Institute (now Kettering University).

Hossein Haririnia - MBA, CPA, CGFM – Treasurer (who serves as our Principal Financial and Accounting Officer) and Director. Mr. Haririnia has served as our company’s Treasurer, including as our Principal Financial and Accounting Officer, since August 22, 2022, and, since December 22, 2022, he has served as a Director. Prior to his being appointed as Treasurer, Mr. Haririnia had overseen the financial functions of our company beginning in October 2021. In his current capacity, he provides technical assistance to our President on corporate-level decision-making. For more than the five years prior to joining our company, Mr. Haririnia provided financial consulting services to for-profit and non-profit organizations, including assisting in budget and cost proposal presentations for companies in Iran, Turkey, Dubai, Azerbaijan and China, among others. In his consulting career, Mr. Haririnia has managed multi-million-dollar budget preparations for government entities, such as NASA, the US Department of Labor and the US Department of Transportation. He has also supervised a team of accounting staff and has served as an auditor and fraud examiner. Mr. Haririnia is a Certified Public Accountant in the State of Virginia.

William Parker – Director. Mr. Parker has served as a Director of our company, since December 22, 2022. Mr. Parker has spent 28 years in the ATM industry with vast ATM technology knowledge and IT/Communications experience it totals over 39 years combined. After attending The University of the District of Columbia on an athletic scholarship majoring in Electronic/ Computer Engineering, he continued his education at an Electronic Technology Certified School developed by George Washington University (TEC – Technical Education Center). As the Principal and Co-Founder of Alliant ATM Services (May 2, 2002, to present), Mr. Parker oversees the business operations of the company and is responsible for the ATM Service & Maintenance division, business development and project installation scheduling and coordination. Alliant ATM Services is a certified minority-owned corporation located in Annapolis, Maryland, that specialize in the placement, installation, service and sale of cash dispensing Automated Teller Machines (ATMs) as well as Merchant Credit Card Services in the Washington DC Metropolitan Area. Alliant ATM Services is built on a solid foundation of vision, integrity, and honesty and is an Independent Sales Organization (ISO/ESO) and recently has become partnering agents with Alliant Merchant Services. Mr. Parker brings his tireless drive and work ethic to the business creating both opportunity and vision.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our directors, their respective other business interests and their involvement in our company.

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Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole. During the year ended October 31, 2024, our Board of Directors did not hold a meeting, but took all necessary actions by written consent in lieu of a meeting.

Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Donald Owens, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Owens collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

The table below summarizes all compensation paid to our named executive officers for the years ended October 31, 2024 and 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Paul Mueller, Former President, CEO and Secretary(1)(5) Year Ended October 31, 2024	121,000	-	121,000
Year Ended October 31, 2023	125,000	57,500	182,500
Hossein Haririnia, Treasurer and Director(1)(4) Year Ended October 31, 2024	189,750	-	189,750
Year Ended October 31, 2023	170,500	57,500	228,000
Donald Owens President, CEO, Secretary and Chairman of the Board of Directors (2)(3)(5) Year Ended October 31, 2024	-	-	-
Year Ended October 31, 2023	-	-	-

(1)	On August 22, 2022, we accepted the resignations from Wilhelm Cashen as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and member of the Board of Directors. Effective on the same date to fill the vacancies created by Mr. Cashen’s resignations, we appointed Paul Mueller as our President, Chief Executive Officer and Secretary. Also, on this date, Hossein Haririnia was appointed Treasurer (who serves as our Principal Financial and Accounting Officer).
(2)	On December 1, 2021, we accepted the resignation from Donald Owens as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.

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(3)	On April 30, 2021, we accepted the resignation from Douglas Anderson as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors. Effective on the same date to fill the vacancies created by Mr. Anderson’s resignations, we appointed Donald Owens as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors.
(4)	On December 22, 2022, the Board of Directors appointed Hossein Haririnia to the Board of Directors effective as of December 22, 2022.
(5)	On November 20, 2024, we accepted the resignation from Paul Mueller as our President, Chief Executive Officer and Secretary. Effective on the same date to fill the vacancies created by Mr. Mueller’s resignation, the Company appointed Donald Owens, Chairman of the Board of Directors, as the Company’s Chief Executive Officer, President and Secretary.

Employment Agreements

We have not entered into an employment agreement with either of our executive officers.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald Owens	---	---	---	N/A	N/A	---	---	---	---
Hossein Haririnia	---	---	---	N/A	N/A	---	---	---	---

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None of our directors receives any compensation for serving in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. Unless otherwise indicated the address of each person listed is c/o HNO International, Inc., 4115 Eastman Drive, Suite B, Murrieta, California 92562.

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	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power(3)
Common Stock
Executive Officers and Directors
Donald Owens	30,000,000	31.17%	30,000,000	20.51%	72.40%
Hossein Haririnia	12,450,000	12.93%	12,450,000	8.51%	2.96%
William Parker	7,100,000	7.38%	7,100,000	4.76%	1.68%
Officers and directors, as a group (3 persons)	49,550,000	51.48%	49,550,000	33.88%	77.04%
					See Note 4 and Note 5
Series A Preferred Stock(4)(5)
Donald Owens	5,000,000	100%	5,000,000	100%	77.04%
Series B Preferred Stock(6)
Donald Owens	360,000(7)	100%	360,000(7)	100%	77.04%

(1)	Based on (a) 96,253,824 shares of common stock outstanding, which includes (1) 95,290,491 issued shares and (2) 333,333 unissued Conversion Shares that underlie the currently convertible Subject Convertible Note, including accrued interest thereon of up to $5,000, (b) 5,000,000 shares of Series A Preferred Stock outstanding and (c) 360,000 shares of Series B Preferred Stock outstanding, respectively, before this offering.
(2)	Based on (a) 146,253,824 shares of common stock outstanding, assuming the sale of all of the Company Offered Shares and the issuance of all 333,333 of the Conversion Shares (the Selling Shareholder Offered Shares), (b) 5,000,000 shares of Series A Preferred Stock outstanding and (c) 360,000 shares of Series B Preferred Stock outstanding, respectively, after this offering.
(3) (4)

Based on 421,253,824 eligible votes, assuming the sale of all Company Offered Shares and the issuance of all 333,333 Conversion Shares, after this offering.

Each share of Series A Preferred Stock has the right to 55 votes in all corporate matters. (See Note 4).

(5)	Due to the superior voting rights of the Series A Preferred Stock, the owner of 100% of the shares of Series A Preferred Stock, our President, Chief Executive Officer and Chairman of the Board, Donald Owens, will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.
(6)	Each share of Series B Preferred Stock may be converted, at any time, into 1,000 shares of our common stock; provided, however, that, at no time, may all or a portion of shares of Series B Preferred Stock be converted if the number of shares of our common stock to be issued pursuant to such conversion would cause the holder’s beneficial ownership to exceed, when aggregated with all other shares of our common stock beneficially owned (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) by such holder at such time, more than 4.99% of our common stock issued and outstanding at such time. (See “Description of Securities–Series B Preferred Stock”).
(7)	245,000 of these shares are owned of record by Mr. Owens; 115,000 of these shares are owned of record by HNO Green Fuels, Inc., a company over which Mr. Owens possesses voting and dispositive control, including the securities of our company. The address of HNO Green Fuels, Inc. is 42309 Winchester Road, Temecula, California 92590.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022. The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021, to HNO Green Fuels. The note matured on December 19, 2022, and the $20,000 principal was settled on December 26, 2022, with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended. The accrued interest of $436 due in connection with this note was paid in full on August 21, 2024.

On December 1, 2021, the Company issued a note payable in the amount of $500,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of January 1, 2023. During the year ended October 31, 2023, $65,000 of principal was repaid. On January 17, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On August 21, 2024, the Company paid $27,517 in accrued interest. At April 30, 2025, there is $435,000 of principal and $4,314 of accrued interest due on this note.

On May 31, 2022, the Company issued a note payable in the amount of $590,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of May 31, 2030. At April 30, 2025, there is $590,000 of principal and $34,430 of accrued interest due on this note.

On September 29, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of October 31, 2023. On January 17, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On August 21, 2024, the Company paid $2,090 in accrued interest. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

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On October 20, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of November 20, 2023. On January 17, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On August 21, 2024, the Company paid $2,033 in accrued interest. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

On March 1, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of March 1, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On August 21, 2024, the Company paid $1,671 in accrued interest. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

On March 8, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of March 8, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On August 21, 2024, the Company paid $1,652 in accrued interest. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

On March 23, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of March 23, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On August 21, 2024, the Company paid $1,611 in accrued interest. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

On April 3, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of April 3, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On August 21, 2024, the Company paid $1,581 in accrued interest. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

On April 13, 2023, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of April 13, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On August 21, 2024, the Company paid $621 in accrued interest. At April 30, 2025, there is $20,000 of principal and $198 of accrued interest due on this note.

On April 17, 2023, the Company issued a note payable in the amount of $30,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of April 17, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On August 21, 2024, the Company paid $787 in accrued interest. At April 30, 2025, there is $30,000 of principal and $436 of accrued interest due on this note.

On August 21, 2024, the Company repaid accrued interest of $40,000 to HNO Green Fuels.

As of April 30, 2025, and October 31, 2024, these current and long-term notes payable had an aggregate outstanding balance of $1,375,000.

As of April 30, 2025, and October 31, 2024, the Company has recorded $42,354 and $28,718, respectively in accrued interest in connection with these notes in the accompanying financial statements.

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Advances from Related Party

During the year ended October 31, 2024, the Company’s CEO, advanced $950,585 to the Company to cover operating expenses, which advanced amount was made on open account and is not the subject of a promissory note.

During the year ended October 31, 2024, HNO Green Fuels, Inc., a company owned by Mr. Owens, advanced $10,000 to the Company to cover operating expenses, which advanced amount was made on open account and is not the subject of a promissory note.

During the six months ended April 30, 2025, the Company’s CEO, advanced $36,000 to the Company to cover operating expenses, which advanced amount was made on open account and is not the subject of a promissory note.

During the six months ended April 30, 2025, HNO Green Fuels, Inc., advanced on a net basis, $363,000 to the Company to cover operating expenses, which advanced amount was made on open account and is not the subject of a promissory note.

As of August 5, 2025, related party advances had an outstanding balance of $1,091,585 (HNO Green Fuels, Inc. as to $193,000 of such advances and Donald Owens as to $898,585 of such advances).

All advances from related parties are due on demand and do not bear interest. Mr. Owens, on behalf of himself and HNO Green Fuels, Inc., has advised our company that there is no current intention to demand repayment of such advances.

Receivable Settlement with Related Party

As of January 31, 2024, October 31, 2023, and October 31, 2022, the Company had a receivable from HNO Hydrogen Generators totaling $56,392 on its balance sheet, which was unsecured and due on demand. The receivable was fully settled through a transfer of assets in connection with a settlement agreement effective April 15, 2024. The settlement agreement involved the transfer of equipment, categorized into large and small equipment, with a combined value of $56,392. Specifically, large equipment was valued at $32,327, and small equipment at $24,065. This settlement agreement fully resolved all claims associated with the receivable. On the date of settlement, $5,185 was calculated as 5% interest and was recorded on the balance sheet as accrued interest receivable. The $5,185 balance of accrued interest was fully received on July 3, 2024.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the Company;
•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);
•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the Company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;
•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
•	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, we have no independent directors. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, we are not subject to any director independence requirements.

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EXPERTS

Barton CPA, an independent registered public accounting firm, has audited our financial statements at October 31, 2024 and 2023, as set forth in its report. We have included our financial statements in this Offering Circular in reliance on Barton CPA’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares (the Company Offered Shares and the Selling Shareholders Offered Shares) offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC.

Newlan Law Firm, PLLC is the holder of the Subject Convertible Note in the principal amount of $45,000. We issued such Subject Convertible Note to Newlan Law Firm, PLLC, the Selling Shareholder, pursuant to a legal services agreement with Newlan Law Firm, PLLC.

After the qualification of this offering by the SEC, the Subject Convertible Note, as amended on August 1, 2025, including accrued interest thereon, held by Newlan Law Firm, PLLC will, on the earlier of (1) the day immediately following the qualification of the Offering Statement of which this Offering Circular forms a part and (2) the date that is 180 days immediately following the issue date (by agreement with the holder of the Subject Convertible Note, January 29, 2025), be eligible for conversion into the Conversion Shares at the offering price for all of the Offered Shares, $ [0.15-1.00] per share. Following such issuance, we intend to file a supplement to this Offering Circular pursuant to Rule 253(g)(2), wherein the exact number of Conversion Shares (which are Selling Shareholder Offered Shares) issued in payment of the Subject Convertible Note, including accrued interest thereon, held by Newlan Law Firm, PLLC will be disclosed.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

HNO INTERNATIONAL, INC.

Unaudited Condensed Financial Statements for the Six Months Ended April 30, 2025

Unaudited Condensed Balance Sheets at April 30, 2025, and October 31, 2024	F-1
Unaudited Condensed Statements of Operations for the Three and Six Months Ended April 30, 2025 and 2024	F-2
Unaudited Condensed Statements of Stockholders’ Deficit for the Six Months Ended April 30, 2025 and 2024	F-3
Unaudited Condensed Statements of Cash Flows for the Six Months Ended April 30, 2025 and 2024	F-4
Notes to Unaudited Condensed Financial Statements	F-5

Audited Financial Statements for the Years Ended October 31, 2024 and 2023

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HNO INTERNATIONAL, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	April 30,	October 31,
	2025	2024
ASSETS
Current Assets
Cash	$72,614	$20,255
Accounts receivable	8,450	—
Total Current Assets	81,064	20,255

Non-Current Assets
Property and equipment, net	1,466,535	994,898
Long term asset, net	—	112,026
Right-of-use asset	93,496	121,805
Total Non-Current Assets	1,560,031	1,228,729
TOTAL ASSETS	$1,641,095	$1,248,984

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	$430,758	$138,029
Accrued payroll	8,881	17,762
Accrued interest payable	42,709	28,845
Lease liability	58,989	57,062
Payroll tax	2,838	2,838
Advances, related party	1,319,585	960,585
Convertible note payable, at fair value	59,985	—
Customer deposits	99	99
Notes payable, related party	785,000	785,000
Total Current Liabilities	2,708,844	1,990,220

Non-Current Liability
Lease liability	36,044	66,155
Long term notes payable, related party	590,000	590,000
Total Non-Current Liability	626,044	656,155
Total Liabilities	3,334,888	2,646,375

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share; 15,000,000 shares authorized
Series A, par value $0.001 per share; 10,000,000 shares authorized; 5,000,000 and 5,000,000 shares issued and outstanding as of April 30, 2025 and October 31, 2024, respectively	5,000	5,000
Series B, par value $0.001 per share; 500,000 shares authorized; 360,000 and 0 shares issued and outstanding as of April 30, 2025 and October 31, 2024, respectively	360	—
Common stock, par value $0.001 per share; 985,000,000 shares authorized; 80,150,491 and 419,437,865 shares issued and outstanding as of April 30, 2025 and October 31, 2024, respectively	80,150	419,438
Common stock payable	15,250	15,250
Common stock subscription receivable	(13,750)	(13,750)
Additional paid-in capital	43,649,927	42,502,997
Accumulated deficit	(45,430,730)	(44,326,326)
Total Stockholders’ Deficit	(1,693,793)	(1,397,391)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,641,095	$1,248,984
The accompanying notes are an integral part of these condensed unaudited financial statements.

F-1

HNO INTERNATIONAL, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended April 30,		For the Six Months Ended April 30,
	2025	2024	2025	2024
		(As Restated)		(As Restated)
Revenue	$43,708	$—	$43,708	$—
Cost of goods sold	—	—	—	—
Gross Profit	43,708	—	43,708	—

Operating expenses
Advertising and marketing	14,810	—	20,160	—
General and administrative expenses	314,323	526,635	881,930	990,641
Depreciation and amortization	57,539	42,631	111,988	79,067
Total Operating Expenses	386,672	569,266	1,014,078	1,069,708
Other Income (Expenses)
Interest income	5	5,192	5	5,492
Interest expense	(6,932)	(6,781)	(13,864)	(13,712)
Loss on fair value of convertible note	(14,985)	—	(14,985)	—
Loss on write-off of intangible asset	(105,190)	—	(105,190)	—
Total Other (Expenses)	(127,102)	(1,589)	(134,034)	(8,220)
Loss from Operations	$(470,066)	$(570,855)	$(1,104,404)	$(1,077,928)
Net Loss	$(470,066)	$(570,855)	$(1,104,404)	$(1,077,928)
PER SHARE AMOUNTS
Basic and diluted net loss per share	$(0.01)	$(0.00)	$(0.01)	$(0.00)
Weighted average number of common shares outstanding - basic and diluted	78,534,293	419,491,234	211,773,082	419,439,854

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-2

HNO INTERNATIONAL, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT

For the three months and six months ended April 30, 2025 and 2024 (As Restated)
(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Stock	Share Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	Deficit
Balance at October 31, 2023 (Restated)	5,000,000	$5,000	—	$—	419,341,584	$419,341	$32,251	$(23,750)	$41,470,177	$(42,096,104)	$(193,085)
Regulation A stock issuances	—	—	—	—	91,501	92	33,999	—	91,409	—	125,500
Net loss for the three months ended January 31, 2024	—	—	—	—	—	—	—	—	—	(507,073)	(507,073)
Balance at January 31, 2024 (Restated)	5,000,000	$5,000	—	$—	419,433,085	$419,433	$66,250	$(23,750)	$41,561,586	$(42,603,177)	$(574,658)
Regulation A stock issuances	—	—	—	—	120,400	120	13,250	—	120,280	—	133,650
Net loss for the three months ended April 30, 2024	—	—	—	—	—	—	—	—	—	(570,855)	(570,855)
Balance at April 30, 2024 (Restated)	5,000,000	$5,000	—	$—	419,553,485	$419,553	$79,500	$(23,750)	$41,681,866	$(43,174,032)	$(1,011,863)

Balance at October 31, 2024	5,000,000	$5,000	—	$—	419,437,865	$419,438	$15,250	$(13,750)	$42,502,997	$(44,326,326)	$(1,397,391)
Regulation D stock issuances	—	—	—	—	29,293	29	—	—	14,971	—	15,000
Shares cancelled as per exchange agreement	—	—	—	—	(360,000,000)	(360,000)	—	—	—	—	(360,000)
Series B preferred stock issuances	—	—	360,000	$360	—	—	—	—	359,640	—	360,000
Share based compensation	—	—	—	—	16,125,000	16,125	—	—	249,377	—	265,502
Net loss for the three months ended January 31, 2025	—	—	—	—	—	—	—	—	—	(634,338)	(634,338)
Balance at January 31, 2025	5,000,000	$5,000	360,000	$360	75,592,158	$75,592	$15,250	$(13,750)	$43,126,985	$(44,960,664)	$(1,751,227)
Regulation D stock issuances	—	—	—	—	4,558,333	4,558	—	—	522,942	—	527,500
Net loss for the three months ended April 30, 2025	—	—	—	—	—	—	—	—	—	(470,066)	(470,066)
Balance at April 30, 2025	5,000,000	$5,000	360,000	$360	80,150,491	$80,150	$15,250	$(13,750)	$43,649,927	$(45,430,730)	$(1,693,793)
The accompanying notes are an integral part of these condensed unaudited financial statements.

F-3

HNO INTERNATIONAL, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended April 30,
	2025	2024
		(As Restated)
Cash Flow from Operating Activities
Net loss	$(1,104,404)	$(1,077,928)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	111,988	79,067
Legal services provided in exchange for convertible note	45,000	—
Loss on fair value of convertible note	14,985	—
Loss on write-off of intangible asset	105,190	—
Share based compensation	265,502	—
Changes in operating assets and liabilities:
Decrease in due from related party	—	56,392
(Increase) in accounts receivable	(8,450)	—
Increase in accrued interest receivable	—	(5,185)
Increase/(Decrease) in accounts payable	(106,116)	(6,245)
Increase/(Decrease) in accrued payroll	(8,881)	—
Increase/(Decrease) in accrued interest payable	13,864	13,712
Increase in lease vendor payable	—	498
Operating lease ROU assets and lease liabilities, net	125	568
(Decrease) increase in payroll taxes	—	(14,802)
Net Cash Used in Operating Activities	(671,197)	(953,923)

Cash Flows from Financing Activities
Proceeds from related party advances	509,000	710,585
Repayment of related party advances	(150,000)	—
Proceeds from security deposits	—	100,000
Proceeds from sale of common stock subscription payable	—	47,249
Proceeds from sale of common stock	542,500	211,901
Net Cash Provided by Financing Activities	901,500	1,069,735

Cash Flows from Investing Activities
Purchase of property and equipment	(177,944)	(184,227)
Purchase of long term asset	—	(89,285)
Net Cash Used in Investing Activities	(177,944)	(273,512)

Net increase (decrease) in cash	52,359	(157,700)
Cash at beginning of period	20,255	235,159
Cash at end of period	$72,614	$77,459

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the period	$—	$—
Income taxes paid during the period	$—	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Acquired property and equipment remaining in accounts payable	$398,845	$—
Common stock cancellation per share exchange agreement	$(360,000)	$—
Series B preferred stock issuance per exchange agreement	$360,000	$—
Record right-to-use asset and lease liability per ASC 842	$—	$167,749
Convertible note issued in exchange for legal services, recorded at fair value	$59,985	$—
The accompanying notes are an integral part of these condensed unaudited financial statements.

F-4

HNO INTERNATIONAL, INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

APRIL 30, 2025

NOTE 1 – ORGANIZATION AND BASIS OF ACCOUNTING

Organization

HNO International, Inc. (the “Company”) was incorporated in the State of Nevada on May 2, 2005.

The Company specializes in the design, integration, and development of green hydrogen-based clean energy technologies. The Company is committed to providing scalable products that help businesses and communities decarbonize, reduce emissions, and cut operational costs. HNO stands for Hydrogen and Oxygen. The Company is at the forefront of developing innovative solutions, such as the Compact Hydrogen Refueling System (CHRS) and the Compact Hydrogen Production System (CHPS), which can be used to produce hydrogen for various applications including fuel cell electric vehicles, hydrogen internal combustion engines, heating and cooking applications. The CHPS is highly scalable, capable of producing 100-2,000 (or more) kilograms of hydrogen per day for commercial use in various applications. In addition, the Company develops energy systems that complement the zero-emissions EV infrastructure, reduce harmful emissions, and cut maintenance costs of commercial diesel fleets. By integrating components from leading industry partners, the Company aims to transition fossil fuels to cleaner alternatives and promote lower emissions.

NOTE 2 –FINANCIAL STATEMENT RESTATEMENT

In connection with the Company’s re-audit of its financial statements for the year ended October 31, 2023, the Company’s management, in consultation with its independent registered public accounting firm, identified corrections to the valuation of service stock issued during the year ended October 31, 2023, and the termination of the patent agreement entered into on January 24, 2023. The corrections made that impact the condensed financial statements for the quarter ended April 30, 2024, are summarized as follows:

  Stock Price Valuation Adjustment: The valuation of the stock price was adjusted from $0.001 to $0.23 and there was an increase in share-based compensation reflecting the revised valuation of stock.
  Equity Adjustments: There was a corresponding increase in additional paid-in capital and an adjustment in the accumulated deficit to reflect the revised stock valuation and related share-based compensation.
  Termination of Patent Purchase Agreement: On March 13, 2025, the Company and Donald Owens mutually agreed to terminate the Patent Purchase Agreement as of January 24, 2023. As part of the termination, the patents were returned to Mr. Owens, and the 5,000,000 shares of Series A Preferred Stock were canceled. The $82,500 value previously reported in intangible assets and additional paid-in capital was reversed, resulting in a reduction in intangible assets. Additionally, the related amortization expense of $3,176 and the issuance of Series A Preferred Stock were removed from the financial statements.
  Reclassification of Expenses: Expenses incurred during the fiscal year ended October 31, 2023, and paid subsequently, have been reclassified to accounts payable as of October 31, 2023. This adjustment ensures that financial obligations are accurately reported in the period in which they were incurred.
  The restatement includes the initial recognition of right-of-use assets and corresponding lease liabilities on the balance sheet to properly reflect lease accounting in accordance with ASC 842.

These adjustments have been reflected in the restated financial statements for the quarter ended April 30, 2024.

Impact of the Restatement

The impact of the restatement on the financial statements for the affected period is presented below. In addition to the below, the related notes to the financial statements have also been adjusted as appropriate to reflect the impact of the restatement.

F-5

The impact of the restatement on the line items within the previously reported Condensed Unaudited Statement of Operations for the three and six months ended April 30, 2024, previously filed is as follows:

Statement of Operations for the three months ended April 30, 2024	As Previously Reported	Adjustment	As Restated

Revenue	$—	$—	$—
Cost of goods sold	$—	$—	$—
Gross Profit	$—	$—	$—

Operating expenses
General and administrative expenses	$526,635	$—	$526,635
Depreciation and amortization	$36,809	$5,822	$42,631
Total Operating Expenses	$563,444	$5,822	$569,266
Other Income (Expenses)
Interest income	$5,192	$—	$5,192
Interest expense	$(6,781)	$—	$(6,781)
Total Other (Expenses)	$(1,589)	$—	$(1,589)
Loss from Operations	$(565,033)	$(5,822)	$(570,855)
Net Loss	$(565,033)	$(5,822)	$(570,855)
PER SHARE AMOUNTS
Basic and diluted net loss per share	$(0.00)	$—	$(0.00)
Weighted average number of common shares outstanding - basic and diluted	419,491,234	—	419,491,234

Statement of Operations for the six months ended April 30, 2024	As Previously Reported	Adjustment	As Restated

Revenue	$—	$—	$—
Cost of goods sold	$—	$—	$—
Gross Profit	$—	$—	$—

Operating expenses
General and administrative expenses	$1,009,505	$(18,864)	$990,641
Depreciation and amortization	$70,092	$8,975	$79,067
Total Operating Expenses	$1,079,597	$(9,889)	$1,069,708
Other Income (Expenses)
Interest income	$5,492	$—	$5,492
Interest expense	$(13,712)	$—	$(13,712)
Total Other (Expenses)	$(8,220)	$—	$(8,220)
Loss from Operations	$(1,087,817)	$9,889	$(1,077,928)
Net Loss	$(1,087,817)	$9,889	$(1,077,928)
PER SHARE AMOUNTS
Basic and diluted net loss per share	$(0.00)	$—	$(0.00)
Weighted average number of common shares outstanding - basic and diluted	419,439,854	—	419,439,854

F-6

The impact of the restatement on the line items within the previously reported Condensed Unaudited Statement of Changes in Stockholders’ Deficit for the three and six months ended April 30, 2024, previously filed is as follows:

Changes in Statement of Stockholders' Deficit for the three months ended April 30, 2024	As Previously Reported	Adjustment	As Restated
Beginning Additional Paid-in Capital - Balance at January 31, 2024	$41,171,311	$390,275	$41,561,586
Beginning Accumulated Deficit - Balance at January 31, 2024	$(42,132,662)	$(470,515)	$(42,603,177)
Beginning Total Stockholders’ Deficit - Balance at January 31, 2024	$(489,418)	$(85,240)	$(574,658)
Series A preferred issued pursuant to patent agreement, shares	10,000,000	(5,000,000)	5,000,000
Series A preferred issued pursuant to patent agreement, amount	$10,000	$(5,000)	$5,000
Net loss for the three months ended April 30, 2024	$565,033	$5,822	$570,855
Ending Additional paid in capital - Balance at April 30, 2024	$41,291,591	$390,275	$41,681,866
Ending Accumulated Deficit - Balance at April 30, 2024	$(42,697,762)	$(476,270)	$(43,174,032)
Ending Total Stockholders’ Deficit - Balance at April 30, 2024	$(920,868)	$(90,995)	$(1,011,863)

Changes in Statement of Stockholders' Deficit for the six months ended April 30, 2024	As Previously Reported	Adjustment	As Restated
Beginning Additional Paid-in Capital - Balance at October 31, 2023	$41,079,902	$390,275	$41,470,177
Beginning Accumulated Deficit - Balance at October 31, 2023	$(41,609,945)	$(486,159)	$(42,096,104)
Beginning Total Stockholders’ Deficit - Balance at October 31, 2023	$(92,201)	(100,884)	(193,085)
Series A preferred issued pursuant to patent agreement, shares	10,000,000	(5,000,000)	5,000,000
Series A preferred issued pursuant to patent agreement, amount	$10,000	$(5,000)	$5,000
Net loss for the six months ended April 30, 2024	$1,087,817	$(9,889)	$1,077,928
Ending Additional paid in capital - Balance at April 30, 2024	$41,291,591	$390,275	$41,681,866
Ending Accumulated Deficit - Balance at April 30, 2024	$(42,697,762)	$(476,270)	$(43,174,032)
Ending Total Stockholders’ Deficit - Balance at April 30, 2024	$(920,868)	$(90,995)	$(1,011,863)

F-7

The impact of the restatement on the line items within the previously reported Condensed Unaudited Statement of Cash Flows for the six months ended April 30, 2024, previously filed is as follows:

Statement of Cash Flows for the six months ended April 30, 2024	As Previously Reported	Adjustment	As Restated
Cash Flow from Operating Activities
Net loss	$(1,087,817)	$9,889	$(1,077,928)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	$70,092	$8,975	$79,067
Changes in operating assets and liabilities:
Decrease in due from related party	$56,392	$—	$56,392
Increase in accrued interest receivable	$(5,185)	$—	$(5,185)
Increase/(Decrease) in accounts payable	$15,813	$(22,058)	$(6,245)
Increase/(Decrease) in accrued interest payable	$13,712	$—	$13,712
Increase in lease vendor payable	$—	$498	$498
Operating lease ROU assets and lease liabilities, net	$422	$146	$568
Increase (Decrease) in payroll taxes	$(14,802)	$—	$(14,802)
Net Cash Used in Operating Activities	$(951,373)	$(2,550)	$(953,923)

Cash Flows from Financing Activities
Proceeds from related party advances	$710,585	$—	$710,585
Proceeds from security deposits	$100,000	$—	$100,000
Proceeds from sale of common stock subscription payable	$47,249	$—	$47,249
Proceeds from sale of common stock	$211,901	$—	$211,901
Net Cash Provided by Financing Activities	$1,069,735	$—	$1,069,735

Cash Flows from Investing Activities
Purchase of property and equipment	$(186,777)	$2,550	$(184,227)
Purchase of long term asset	$(89,285)	$—	$(89,285)
Net Cash Used in Investing Activities	$(276,062)	$2,550	$(273,512)

Net increase (decrease) in cash	$(157,700)	$—	$(157,700)
Cash at beginning of period	$235,159	$—	$235,159
Cash at end of period	$77,459	$—	$77,459

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Record right-to-use asset and lease liability per ASC 842	$(149,662)	$(18,087)	$(167,749)

F-8

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the three and six months ended April 30, 2025.

Out-of-Period Adjustment

During the three months ended April 30, 2025, the Company recorded an out-of-period adjustment to write off the full gross amount of a previously capitalized intangible asset related to the prototype Compact Hydrogen Refueling Station (“CHRS”). The asset was originally recorded at $136,725 following the conversion of a SAFE investment into intellectual property. Upon further evaluation, management determined that the asset did not meet the criteria for capitalization.

Management evaluated the error, both qualitatively and quantitatively, and concluded that the adjustment was not material to any prior interim or annual period. The Company recorded an expense of $105,190, presented as “Loss on write-off of intangible asset” within other expenses for the quarter ended April 30, 2025. The remaining balance of the gross asset and related accumulated amortization were removed from the balance sheet as part of the adjustment. The previously recorded amortization from earlier periods was not reversed and remains reported in those respective periods.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the financial statements are prepared.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of April 30, 2025, and October 31, 2024, the Company did not hold any investments that qualify as cash equivalents. Therefore, the cash and cash equivalents line item in the balance sheet solely comprises cash.

The Company maintains its cash balances at financial institutions, which at times may exceed federally insured limits. While the Company monitors the credit quality of its banking institutions, cash balances in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits expose the Company to a certain degree of credit risk in the event of the financial institutions' failure.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 requires that the cost of equity instrument awards, issued in exchange for services, including those issued to employees and predominantly to consultants, be measured at the grant-date fair value. The Company does not adhere to a formal stock-based compensation plan; rather, it issues stock awards on a discretionary basis as part of compensation agreements with selected employees and consultants. Compensation for stock-based awards is recognized as a non-cash expense on the statement of operations. The expense associated with these awards is recorded based on the fair value on the date of grant, as determined using a pricing model commensurate with the terms of the award. This cost is recognized over the period during which the award recipient is required to perform services, typically known as the vesting period. The total compensation cost related to vested stock-based awards is recognized after adjusting for estimated forfeitures at the time of vesting. The expense related to stock-based compensation is included within the same income statement lines as cash compensation for the consultants and employees who receive the awards, currently included in general and administrative expenses on the statement of operations as the Company does not allocate compensation costs to Costs of Goods Sold. As of the report date, the Company has not established any plans to issue dividends on stock-based awards. Any tax benefits arising from deductions for these awards are recorded in additional paid-in capital, provided they exceed the cumulative compensation cost recognized.

F-9

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company follows the provisions of ASC 740, Income Taxes, related to accounting for uncertainty in income taxes. ASC 740 prescribes a recognition threshold and measurement process for uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes the financial statement effects of a tax position when it is more likely than not that, based on technical merits, the position will be sustained upon examination by the relevant taxing authorities. The Company had no unrecognized tax benefits as of April 30, 2025 and October 31, 2024, and does not anticipate any significant changes in unrecognized tax benefits within the next 12 months.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

In certain arrangements where the Company facilitates the provision of goods or services provided by a third party, and does not take control of those goods or services, revenue is recognized on a net basis, limited to the margin or fee earned, consistent with the Company’s role as an agent under ASC 606-10-55-36 through 55-40.

During the three months ended April 30, 2025, the Company recognized $43,708 in revenue related to the facilitation of delivery of hydrogen refueling equipment and related services. Based on its evaluation of the arrangement, the Company determined that it acted as an agent with respect to the facilitation of delivery of equipment, as it did not obtain control of the goods and the third-party vendor delivered directly to the customer. As a result, revenue was recognized on a net basis, excluding gross billings and associated third-party costs, in accordance with ASC 606.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable as common stock equivalents. As the Company is currently presenting net losses the weighted-average number of common shares outstanding excludes potential common stock equivalents because their inclusion would be anti-dilutive.

Property and Equipment

Property and equipment are carried at cost and, less accumulated depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statement of operations in the year of disposal. The Company examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The Company’s property and equipment consists of specialized hydrogen equipment, related processing systems, and vehicles. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Small equipment is depreciated over 3 years, vehicles are depreciated over 4 years, and large equipment is depreciated over 7 years.

Useful life
Small equipment	3 Years
Large equipment	7 Years
Vehicles	4 Years

F-10

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of a long-lived asset, management evaluates whether the estimated future undiscounted net cash flows from the asset are less than its carrying amount. If impairment is indicated, the long-lived asset would be written down to fair value. Fair value is determined by an evaluation of available price information at which assets could be bought or sold, including quoted market prices, if available, or the present value of the estimated future cash flows based on reasonable and supportable assumptions.

Leases

The Company accounts for leases in accordance with ASC 842, Leases (“ASC 842”). At contract inception, the Company determines if an arrangement is or contains a lease. Where the Company is the lessee, for each lease with a term greater than twelve months, the Company records a right-of-use asset and lease liability. A right-of-use asset represents the economic benefit conveyed to the Company by the right to use the underlying asset over the lease term. A lease liability represents the obligation to make lease payments arising from the use of the asset over the lease term. As most of the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. Leases with an initial expected term of 12 months or less are not recorded in the Balance Sheet and the related lease expense is recognized on a straight-line basis over the lease term.

Fair value of financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments.

The Company’s convertible promissory note issued on April 7, 2025, is classified as a liability and measured at fair value on a recurring basis in accordance with ASC 480, Distinguishing Liabilities from Equity, as the instrument requires settlement in a variable number of shares for a fixed monetary amount. The fair value of the convertible note was determined based on the conversion terms and observable market price of the Company’s common stock.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-11

Assets and liabilities measured at fair value on a recurring basis as of April 30, 2025 were as follows:

	Total	(Level 1)	(Level 2)	(Level 3)

Assets	$—	$—	$—	$—
Total assets	$—	$—	$—	$—

Liabilities
Convertible note payable	59,985	—	—	59,985
Total liabilities	$59,985	$—	$—	$59,985

NOTE 4 – GOING CONCERN

On April 30, 2025, we had an accumulated deficit of $45,430,730. We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships, or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	April 30, 2025	October 31, 2024
Vehicles	$60,702	$60,702
Small equipment	32,943	32,943
Large equipment	1,669,953	1,093,166
Property and Equipment, Gross	$1,763,598	$1,186,811
Less: Accumulated depreciation	(297,064)	(191,913)
Property and Equipment, Net	$1,466,534	$994,898

Depreciation expenses for the six months ended April 30, 2025 and 2024 were $105,151 and $68,041, respectively.

NOTE 6 – LEASES

Operating leases

The Company has an operating lease agreement for office space in Murrieta, California, expiring on November 30, 2026.

On November 18, 2020, the Company entered into a lease commencing on December 1, 2020, and ending on November 30, 2023, for the office spaces located at 41558 Eastman Drive, Suites B and C, Murrieta, California 92562. The monthly rent was $4,183. Both suites are approximately 2,088 square feet of space. The Company’s principal executive office is located at 41558 Eastman Drive, Suite B, Murrieta, California 92562. Suite C is utilized for testing and research equipment.

On November 14, 2023, the lease for Suite B was extended for 36 months to November 30, 2026. The monthly rental amount for Suite B was $2,501 for the period from December 1, 2023, to November 30, 2024, with an increase to $2,573 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,647 for the period from December 1, 2025, to November 30, 2026.

On January 4, 2024, the lease for Suite C was extended for 34 months to November 30, 2026. The monthly rental amount for Suite C is $2,434 for the period from February 1, 2024, to November 30, 2024, with an increase to $2,506 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,555 for the period from December 1, 2025, to November 30, 2026.

The Company determined the above office space leases and related extensions are classified as operating leases under ASC 842. Therefore, the Company recognized operating lease liabilities with corresponding Right-Of-Use ("ROU") assets based on the present value of the minimum rental payments of such leases.

F-12

As the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. As of April 30, 2025, the ROU asset was $93,496 and operating lease liabilities were $95,033. The operating lease liabilities consist of a current portion of $58,989 and a non-current portion of $36,044. The weighted average remaining lease term was 1.58 years and the weighted average discount rate was 4.14%.

Remaining lease term as of April 30, 2025:

Year	Operating Lease Payment

2025	$30,455
2026 and above	$65,986
Total Payments	$96,441

NOTE 7 – COMMON STOCK

The Company is authorized to issue 985,000,000 shares of common stock, par value $0.001.

Stock Issued

During the quarter ended January 31, 2024, the Company issued 74,500 shares of common stock for $74,500 in cash under its Regulation A offering, qualified by the SEC on May 3, 2023. The Company also issued 17,001 Regulation A shares previously classified as common stock payable and sold 51,000 Regulation A shares, classified as $51,000 common stock payable.

During the quarter ended April 30, 2024, the Company issued 69,400 shares of common stock for $69,400 in cash under its Regulation A offering, qualified by the SEC on May 3, 2023. The Company also issued 51,000 Regulation A shares previously classified as common stock payable and sold 64,250 Regulation A shares, classified as $64,250 common stock payable.

During the quarter ended January 31, 2025, the Company entered into a Stock Subscription Agreement with accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). Whereby the Company privately sold a total of 29,293 shares of its common stock for an aggregate cash purchase price of $15,000. The proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

During the quarter ended January 31, 2025, the Company's Board of Directors granted approval for the issuance of 16,125,000 shares of our common stock valued at $265,502, in exchange for services rendered to the Company. These shares were considered "restricted securities" under Rule 144 and were issued under the exemption provided by Section 4(a)(2) of the Securities Act.

During the quarter ended April 30, 2025, the Company entered into Stock Subscription Agreements with accredited investors (under Rule 506(b) of Regulation D under the Securities Act of 1933, as amended). Whereby the Company privately sold a total of 4,558,333 shares of its common stock, for a cash purchase price of $527,500. The proceeds from the sale of common stock will be used for operating capital.

Stock Receivable

As of April 30, 2025 and October 31, 2024, the Company issued 13,750 shares of common stock under Regulation A offering to various shareholders that have not yet paid for shares; therefore, $13,750 has been classified as common stock receivable.

F-13

Stock Payable

As of April 30, 2025, the Company sold 15,250 shares of common stock under its Regulation A offering to various shareholders that have not yet been issued by the transfer agent; therefore, $15,250 has been classified as common stock payable.

NOTE 8 – PREFERRED STOCK

The Company is authorized to issue 15,000,000 shares of preferred stock, par value $0.001.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series A preferred stock, par value $0.001.

On January 24, 2023, the Company issued 5,000,000 shares of its Series A Preferred Stock to Donald Owens, the Company’s Chief Executive Officer (CEO) and Chairman, valued at $82,500 for patents. On March 13, 2025, the Company and Mr. Owens mutually agreed to terminate the Patent Purchase Agreement as of January 24, 2023. As part of the termination, the 5,000,000 shares of Series A Preferred Stock were canceled (see Note 11).

As of April 30, 2025, and October 31, 2024, the Company had 5,000,000 and 5,000,000 shares of Series A preferred stock issued and outstanding, respectively.

Series B Preferred Stock

The Company is authorized to issue 500,000 shares of Series B preferred stock, par value $0.001.

On January 2, 2025, the Company entered into a Share Exchange Agreement with the CEO. Pursuant to the agreement, the CEO exchanged 245,000,000 shares of the Company’s common stock for 245,000 shares of Series B Preferred Stock. On January 9, 2025, 245,000,000 shares of common stock held by Donald Owens were cancelled, and 245,000 shares of Series B Preferred Stock were issued to Donald Owens.

On January 2, 2025, the Company entered into a Share Exchange Agreement with HNO Green Fuels, Inc. (“HNO Green Fuels), a related party. Pursuant to the agreement, HNO Green Fuels exchanged 115,000,000 shares of the Company’s common stock for 115,000 shares of Series B Preferred Stock. On January 9, 2025, 115,000,000 shares of common stock held by HNO Green Fuels, Inc. were cancelled, and 115,000 shares of Series B Preferred Stock were issued to HNO Green Fuels, Inc.

As of April 30, 2025, and October 31, 2024, the Company had 360,000 and 0 shares of Series B preferred stock issued and outstanding, respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

Notes Payable, Related Party

On December 1, 2021, the Company issued a note payable in the amount of $500,000 to HNO Green Fuels, Inc. (HNO Green Fuels) of which the CEO of the Company is also the Chief Executive Officer of HNO Green Fuels. This note bears an interest rate of 2% per annum and had an original maturity date of January 1, 2023. During the year ended October 31, 2023, $65,000 of principal was repaid. On January 17, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. At April 30, 2025, there is $435,000 of principal and $4,314 of accrued interest due on this note.

On May 31, 2022, the Company issued a note payable in the amount of $590,000 to HNO Green Fuels. This note bears an interest rate of 2% per annum and has a maturity date of May 31, 2030. At April 30, 2025, there is $590,000 of principal and $34,430 of accrued interest due on this note.

On September 29, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels. This note bears an interest rate of 2% per annum and had an original maturity date of October 31, 2023. On January 17, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

On October 20, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels. This note bears an interest rate of 2% per annum and had an original maturity date of November 20, 2023. On January 17, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

On March 1, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels. This note bears an interest rate of 2% per annum and had an original maturity date of March 1, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

F-14

On March 8, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels. This note bears an interest rate of 2% per annum and had an original maturity date of March 8, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

On March 23, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels. This note bears an interest rate of 2% per annum and had an original maturity date of March 23, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

On April 3, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels. This note bears an interest rate of 2% per annum and had an original maturity date of April 3, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. At April 30, 2025, there is $50,000 of principal and $496 of accrued interest due on this note.

On April 13, 2023, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels. This note bears an interest rate of 2% per annum and had an original maturity date of April 13, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. At April 30, 2025, there is $20,000 of principal and $198 of accrued interest due on this note.

On April 17, 2023, the Company issued a note payable in the amount of $30,000 to HNO Green Fuels. This note bears an interest rate of 2% per annum and had an original maturity date of April 17, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. At April 30, 2025, there is $30,000 of principal and $436 of accrued interest due on this note.

As of April 30, 2025 and October 31, 2024, these current and long-term notes payable had an aggregate outstanding balance of $1,375,000.

As of April 30, 2025 and October 31, 2024, the Company has recorded $42,354 and $28,718, respectively in accrued interest in connection with these notes in the accompanying condensed unaudited financial statements.

Advances from Related Party

During the year ended October 31, 2024, the Company’s CEO, advanced $950,585 to the Company to cover operating expenses.

During the year ended October 31, 2024, HNO Green Fuels advanced $10,000 to the Company to cover operating expenses.

During the three months ended January 31, 2025, the Company’s CEO, advanced $16,000 to the Company to cover operating expenses.

During the three months ended January 31, 2025, HNO Green Fuels, advanced $343,000 to the Company to cover operating expenses.

During the three months ended April 30, 2025, the Company repaid $20,000 to Donald Owens as partial repayment of previously advanced funds.

During the three months ended April 30, 2025, HNO Green Fuels advanced an additional $150,000 and the Company repaid $130,000 as partial repayment of previously advanced funds.

As of April 30, 2025 and October 31, 2024, related party advances had an outstanding balance of $1,319,585 and $960,585, respectively.

F-15

NOTE 10 – CONVERTIBLE PROMISSORY NOTE

On April 7, 2025, the Company entered into a Legal Services Agreement with Newlan Law Firm, PLLC, pursuant to which the Company issued a $45,000 principal amount convertible promissory note in payment of legal services. This convertible promissory note is convertible any time beginning 180 days from its issue date, bears interest at 8% per annum and is due in April 2026. The conversion price under this convertible promissory note is equal to 75% of the closing price of the Company’s common stock on the trading day immediately preceding the date of conversion.

On the issuance date, April 7, 2025, the Company determined the fair value of the note to be $59,985 and recorded the full amount as a liability. The excess of $14,985 over the $45,000 principal amount was recognized as a loss on fair value of convertible note in the condensed statements of operations.

As of April 30, 2025, the Company would have accrued $227 in interest based on the 8% per annum rate applied to the $45,000 principal balance. This amount was not required to be recorded separately due to the fair value measurement of the convertible promissory note.

Following is the maturity schedule for the Company’s convertible notes payable as of April 30, 2025:

Fiscal year ended October 31,	Amount Due
2025	$—
2026	$45,000

NOTE 11 – TERMINATION OF PATENT AGREEMENT

Patent Purchase Agreement

On January 24, 2023, the Company entered into a Patent Purchase Agreement with the Company’s CEO, to acquire several patents related to hydrogen supplemental systems for on-demand hydrogen generation for internal combustion engines and a method and apparatus for increasing combustion efficiency and reducing particulate matter emissions in jet engines. In exchange for these patents, the Company issued 5,000,000 shares of its Series A Preferred Stock to Mr. Owens, valued at $82,500.

Termination of Patent Purchase Agreement

On March 13, 2025, the Company and Donald Owens mutually agreed to terminate the Patent Purchase Agreement as of January 24, 2023. As part of the termination, the patents were returned to Mr. Owens, and the 5,000,000 shares of Series A Preferred Stock were canceled. See Note 2 – Correction of Previously Issued Financial Statements. A copy of the Termination Agreement was attached to the Company’s Annual Report on Form 10-K as Exhibit 10.27.

NOTE 12 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through June 20, 2025, which represents the date the financial statements were available to be issued, and no events, other than discussed below have occurred through that date that would impact the financial statements.

Common Stock Issued

The Company entered into a Stock Subscription Agreement with an accredited investors (under Rule 506(b) of Regulation D under the Securities Act of 1933, as amended), whereby the Company privately sold a total of 3,700,000 shares of its common stock, $0.001 par value per share (“common stock”), for a cash purchase price of $185,000. The Company issued 500,000 shares on May 13, 2025, 1,000,000 shares on May 23, 2025, 400,000 shares on May 30, 2025, 300,000 shares on June 2, 2025, 1,000,000 on June 5, 2025 and 500,000 on June 18, 2025 as "restricted securities" under Rule 144 of the Securities Act. The Company intends to use the proceeds for general working capital purposes.

F-16

Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635 bartoncpafirm.com Cypress, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Donald Owens, Chairman of the Board of Directors

and Stockholders of HNO International, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of HNO International, Inc. (the Company) as of October 31, 2024 and 2023, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2024 and 2023, and the results of its operations and its cash flows for each of the period ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Going Concern

As described in Note 4 to the financial statements, the Company does not have an established source of revenues sufficient to cover operating costs. The Company has recurring net losses and is in a negative working capital position. If the Company is unable to raise sufficient funding, it may struggle to reach its future obligations.

Accordingly, the Company has determined that these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the date these financial statements are issued.

Management plans to identify adequate sources of funding to provide operating capital for continued growth. Auditing the Company’s assessment and related disclosures regarding its ability to continue as a going concern required significant auditor judgment. This is due to the high level of uncertainty surrounding the projections and assumptions related to the timing and likelihood of future cash flows, including external funding. Assessing whether the Company’s disclosures adequately reflect the uncertainty and risks associated with its going concern status also demanded considerable auditor judgment and effort.

F-17

Valuation of Service Stock

As described in Note 2, the Company undervalued its stock-based compensation of approximately $486,000 during the year ended October 31, 2023, which resulted in a restatement.

The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 Compensation - Stock Compensation (“ASC 718”). The Company does not adhere to a formal stock-based compensation plan; rather, it issues stock awards on a discretionary basis as part of compensation agreements with selected consultants and employees. Compensation for stock-based awards is recognized as a non-cash expense on the income statement. The expense associated with these awards is recorded based on the fair value on the date of grant, as determined using the Black-Scholes-Merton option-pricing model.

The valuation of stock-based compensation requires management to make significant estimates, particularly in determining the volatility of the company’s stock price, the expected term of options, and the risk-free interest rate. These assumptions are subject to change and can materially impact the amount of compensation expense recognized.

Other Matters

As described in Note 2, the Company identified misstatements with respect to certain accounting errors relating to the valuation of service stock issued, the termination of a patent agreement entered into on January 23, 2023 and the under accrual of accounts payable during the year ended October 31, 2023.

We have served as the Company’s auditor since 2024.

/S/ Barton CPA PLLC

Barton CPA PLLC

Cypress, Texas

March 20, 2025

F-18

HNO INTERNATIONAL, INC.

BALANCE SHEETS

	October 31,	October 31,
	2024	2023
ASSETS		As Restated
Current Assets
Cash	$20,255	$235,159
Due from related party	—	56,392
Total Current Assets	20,255	291,551

Non-Current Assets
Property and equipment, net	994,898	767,938
Long term asset, net	112,026	103,821
Right-of-use asset	121,805	—
Security deposits	—	100,000
Total Non-Current Assets	1,228,729	971,759
TOTAL ASSETS	$1,248,984	$1,263,310

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	138,029	22,485
Accrued payroll	17,762	—
Accrued interest payable	28,845	41,270
Lease liability	57,062	—
Payroll tax	2,838	17,640
Advances, related party	960,585	—
Customer deposits	99	—
Notes payable, related party	785,000	785,000
Total Current Liabilities	1,990,220	866,395

Non-Current Liability
Lease liability	66,155	—
Long term notes payable, related party	590,000	590,000
Total Non-Current Liability	656,155	590,000
Total Liabilities	2,646,375	1,456,395

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share; 15,000,000 shares authorized
Series A, par value $0.001 per share; 10,000,000 shares authorized; 5,000,000 and 5,000,000 shares issued and outstanding as of October 31, 2024 and October 31, 2023, respectively	5,000	5,000
Common stock, par value $0.001 per share; 985,000,000 shares authorized; 419,437,865 and 419,341,584 shares issued and outstanding as of October 31, 2024 and October 31, 2023, respectively	419,438	419,341
Common stock payable	15,250	32,251
Common stock subscription receivable	(13,750)	(23,750)
Additional paid-in capital	42,502,997	41,470,177
Accumulated deficit	(44,326,326)	(42,096,104)
Total Stockholders’ Deficit	(1,397,391)	(193,085)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,248,984	$1,263,310

The accompanying notes are an integral part of these financial statements.

F-19

HNO INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

	For the year Ended October 31,
	2024	2023
		As Restated
Revenue	$4,241	$13,000
Cost of goods sold	(3,688)	(5,885)
Gross Profit	553	7,115

Operating expenses
Advertising and marketing	7,408	3,000
General and administrative expenses	2,021,621	1,870,228
Depreciation and amortization	179,672	36,940
Total Operating Expenses	2,208,701	1,910,168
Other Income (Expenses)
Interest income	5,501	2,104
Interest expense	(27,575)	(26,545)
Total Other (Expenses)	(22,074)	(24,441)
Loss from Operations	$(2,230,222)	$(1,927,494)
Net Loss	$(2,230,222)	$(1,927,494)
PER SHARE AMOUNTS
Basic and diluted net loss per share	(0.01)	(0.01)
Weighted average number of common shares outstanding - basic and diluted	394,023,751	352,447,298

The accompanying notes are an integral part of these financial statements.

F-20

HNO INTERNATIONAL, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

For the year ended October 31, 2023, As Restated

	Series A Preferred Stock		Common Stock		Stock	Share Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	Deficit
Balance at October 31, 2022	5,000,000	5,000	105,265,299	105,265	—	(10,000)	38,957,921	(40,168,610)	(1,110,424)
Common stock issued for cash	—	—	290,000,000	290,000	—	—	—	—	290,000
Common stock based compensation	—	—	2,025,000	2,025	—	—	467,775	—	469,800
Common stock issued for settlement of debt	—	—	20,000,000	20,000	—	—	—	—	20,000
Regulation A stock issuances	—	—	2,026,532	2,026	32,251	(13,750)	2,024,506	—	2,045,033
Commitment share issued	—	—	24,753	25	—	—	19,975	—	20,000
Net loss for the year ended October 31, 2023	—	—	—	—	—	—	—	(1,927,494)	(1,927,494)
Balance at October 31, 2023, Restated	5,000,000	$5,000	419,341,584	$419,341	$32,251	$(23,750)	$41,470,177	$(42,096,104)	$(193,085)
For the year ended October 31, 2024
Balance at October 31, 2023	5,000,000	$5,000	419,341,584	$419,341	$32,251	$(23,750)	$41,470,177	$(42,096,104)	$(193,085)
Regulation A stock issuances	—	—	433,429	434	(17,001)	—	432,995	—	416,428
Regulation D stock issuances	—	—	2,262,852	2,263	—	—	523,237	—	525,500
Shares cancelled as per settlement agreement - Vivaris Capital	—	—	(10,000,000)	(10,000)	—	10,000	—	—	—
Common stock based compensation	—	—	7,400,000	7,400	—	—	76,588	—	83,988
Net loss for the year ended October 31, 2024	—	—	—	—	—	—	—	(2,230,222)	(2,230,222)
Balance at October 31, 2024	5,000,000	$5,000	419,437,865	$419,438	$15,250	$(13,750)	$42,502,997	$(44,326,326)	$(1,397,391)

The accompanying notes are an integral part of these financial statements.

F-21

HNO INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended October 31,
	2024	2023
		As Restated
Cash Flow from Operating Activities
Net loss	$(2,230,222)	$(1,927,494)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	179,672	36,940
Share based compensation	83,988	489,800
Changes in operating assets and liabilities:
Decrease in due from related party	56,392	—
Increase in accounts payable	115,545	22,485
Increase in accrued payroll	17,762
Increase/(Decrease) in accrued interest payable	(12,425)	26,545
Payments of lease liabilities	1,412	—
(Decrease) increase in payroll taxes	(14,802)	17,640
Net Cash Used in Operating Activities	(1,802,678)	(1,334,084)

Cash Flows from Financing Activities
Proceeds from related party advances	960,585	—
Proceeds from related party note payable	—	250,000
Proceeds from security deposits	100,000	(93,200)
Proceeds from customer deposits	99	—
Proceeds from sale of common stock subscription payable	(17,001)	—
Proceeds from sale of common stock	958,929	2,335,033
Repayment of related party note payable	—	(65,000)
Net Cash Provided by Financing Activities	2,002,612	2,426,833

Cash Flows from Investing Activities
Purchase of property and equipment	(381,934)	(804,878)
Purchase of long term asset	(32,904)	(103,821)
Net Cash Used in Investing Activities	(414,838)	(908,699)

Net increase (decrease) in cash	(214,904)	184,050
Cash at beginning of period	235,159	51,109
Cash at end of period	$20,255	$235,159

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the period	$—	$—
Income taxes paid during the period	$—	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Common stock issued for conversion of debt	$—	$20,000

The accompanying notes are an integral part of these financial statements.

F-22

HNO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2024

NOTE 1 – ORGANIZATION AND BASIS OF ACCOUNTING

Organization

HNO International, Inc. (the “Company”) was incorporated in the State of Nevada on May 2, 2005 under the name American Bonanza Resources Limited. On August 4, 2009, the Company acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company, in April 2009. On March 19, 2009, the Company changes its name to Clenergen Corporation. On July 8, 2020, the Company changed its name to Excoin Ltd. and on August 31, 2021, the Company changed its name to HNO International, Inc. its current name.

The Company specializes in the design, integration, and development of green hydrogen-based clean energy technologies. With the Company’s management having over 13 years of experience in the field of green hydrogen production, the Company is committed to providing scalable products that help businesses and communities decarbonize, reduce emissions, and cut operational costs. HNO stands for Hydrogen and Oxygen. The Company is at the forefront of developing innovative solutions, such as the Compact Hydrogen Refueling System (CHRS) and the Compact Hydrogen Production System (CHPS), which can be used to produce green hydrogen for various applications including fuel cell electric vehicles, hydrogen internal combustion engines, heating, and cooking. The CHPS is highly scalable, capable of producing 100-2,000 (or more) kilograms of hydrogen per day for commercial use in various applications. In addition, the Company develops energy systems that complement the zero-emissions EV infrastructure, reduce harmful emissions, and cut maintenance costs of commercial diesel fleets. By integrating components from leading industry partners, the Company aims to transition fossil fuels to cleaner alternatives and promote lower emissions.

NOTE 2 – CORRECTION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the Company’s re-audit of the Company’s financial statements for the year ended October 31, 2023, the Company’s management identified corrections to the valuation of service stock issued during the year ended October 31, 2023 and the termination of the patent agreement entered into on January 24, 2023.   The corrections made are summarized as follows:

1.	Stock Price Valuation Adjustment: The valuation of the stock price was adjusted from $0.001 to $0.23.
2.	Share-Based Compensation: There was an increase in share-based compensation reflecting the revised valuation of stock.
3.	Equity Adjustments: There was a corresponding increase in additional paid-in capital and an adjustment in the accumulated deficit to reflect the revised stock valuation.
4.	Termination of Patent Purchase Agreement: On March 13, 2025, the Company and Donald Owens mutually agreed to terminate the Patent Purchase Agreement as of January 24, 2023. As part of the termination, the patents were returned to Mr. Owens, and the 5,000,000 shares of Series A Preferred Stock were canceled. The $82,500 value previously reported in intangible assets and additional paid-in capital was reversed, resulting in a reduction in intangible assets. Additionally, the related amortization expense of $3,176 and the issuance of Series A Preferred Stock were removed from the financial statements. A copy of the Termination Agreement was attached to the Company’s Form 10-K as Exhibit 10.27.
5.	Expenses totaling $21,560, incurred during the fiscal year ended October 31, 2023, and paid subsequently, have been reclassified to accounts payable as of October 31, 2023. This adjustment ensures that financial obligations are accurately reported in the period in which they were incurred.

Impact of the Restatement

The impact of the restatement on the financial statements for the affected period is presented below. In addition to the below, the related notes to the financial statements have also been adjusted as appropriate to reflect the impact of the restatements.

The impact of the restatement on the line items within the previously reported Audited Balance Sheet for the year ended October 31, 2023, previously filed is as follows:

F-23

Balance Sheet as of October 31, 2023	As Previously Reported	Adjustment	As Restated
ASSETS
Current Assets
Cash	$235,159	$—	$235,159
Due from related party	$56,392	$—	$56,392
Total Current Assets	$291,551	$—	$291,551

Non-Current Assets
Property and equipment, net	$767,938	$—	$767,938
Intangible assets, net	$79,324	$(79,324)	$—
Long term asset, net	$103,821	$—	$103,821
Security deposits	$100,000	$—	$100,000
Total Non-Current Assets	$1,051,083	$(79,324)	$971,759
TOTAL ASSETS	$1,342,634	$(79,324)	$1,263,310

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	$925	$21,560	$22,485
Accrued interest payable	$41,270	$—	$41,270
Lease liability	$—	$—	$—
Payroll tax	$17,640	$—	$17,640
Advances, related party	$—	$—	$—
Customer deposits	$—	$—	$—
Notes payable, related party	$785,000	$—	$785,000
Total Current Liabilities	$844,835	$21,560	$866,395

Non-Current Liability
Lease liability	$—	$—	$—
Long term notes payable, related party	$590,000	$—	$590,000
Total Non-Current Liability	$590,000	$—	$590,000
Total Liabilities	$1,434,835	$21,560	$1,456,395

STOCKHOLDERS’ DEFICIT

Series A, par value $0.001 per share	$10,000	$(5,000)	$5,000
Common stock, par value $0.001 per share	$419,341	$—	$419,341
Common stock payable	$32,251	$—	$32,251
Common stock subscription receivable	$(23,750)	$—	$(23,750)
Additional paid-in capital	$41,079,902	$390,275	$41,470,177
Accumulated deficit	$(41,609,945)	$(486,159)	$(42,096,104)
Total Stockholders’ Deficit	$(92,201)	$—	$(193,085)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,342,634	$79,324	$1,263,310

F-24

The impact of the restatement on the line items within the previously reported Audited Statement of Operations for the year ended October 31, 2023, previously filed is as follows:

Statement of Operations for the year ended October 31, 2023	As Previously Reported	Adjustment	As Restated

Revenue	$13,000	$—	$13,000
Cost of goods sold	$(5,885)	$—	$(5,885)
Gross Profit	$7,115	$—	$7,115

Operating expenses
Advertising and marketing	$3,000	$—	$3,000
General and administrative expenses	$1,358,868	$21,560	$1,380,428
Stock based compensation	$22,025	$467,775	$489,800
Depreciation and amortization	$40,116	$(3,176)	$36,940
Total Operating Expenses	$1,424,009	$486,159	$1,910,168
Other Income (Expenses)
Interest income	$2,104	—	$2,104
Interest expense	$(26,545)	—	$(26,545)
Total Other (Expenses)	$(24,441)	—	$(24,441)
Loss from Operations	$(1,441,335)	$(486,159)	$(1,927,494)
Net Loss	$(1,441,335)	$(486,159)	$(1,927,494)
PER SHARE AMOUNTS
Basic and diluted net loss per share	$(0.00)	$—	$(0.00)
Weighted average number of common shares outstanding - basic and diluted	352,447,298	—	352,447,298

The impact of the restatement on the line items within the previously reported Audited Statement of Changes in Stockholders’ Deficit for the year ended October 31, 2023, previously filed is as follows:

Changes in Statement of Stockholders' Deficit for the year ended October 31, 2023	As Previously Reported	Adjustment	As Restated
Common stock based compensation	$2,025	$467,775	$469,800
Additional paid in capital	$41,079,902	$390,275	$41,470,177
Series A preferred issued pursuant to patent agreement, shares	10,000,000	(5,000,000)	5,000,000
Series A preferred issued pursuant to patent agreement, amount	$10,000	$(5,000)	$5,000
Net loss for the year ended October 31, 2023	$(1,441,335)	$(486,159)	$(1,927,494)
Balance at October 31, 2023	$(92,201)	$(100,884)	$(193,085)

F-25

The impact of the restatement on the line items within the previously reported Audited Statement of Cash Flows for the year ended October 31, 2023, previously filed is as follows:

Statement of Cash Flows for the year ended October 31, 2023	As Previously Reported	Adjustment	As Restated
Cash Flow from Operating Activities
Net loss	$(1,441,335)	$(486,159)	$(1,927,494)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	$40,116	$(3,176)	$36,940
Share based compensation	$22,025	$467,775	$489,800
Changes in operating assets and liabilities:
Decrease in due from related party	$—	$—	$—
Increase in accounts payable	$925	$21,560	$22,485
Increase in accrued payroll	$—	$—	$—
Increase/(Decrease) in accrued interest payable	$26,545	$—	$26,545
Payments of lease liabilities	$—	$—	$—
(Decrease) increase in payroll taxes	$17,640	$—	$17,640
Net Cash Used in Operating Activities	$(1,334,084)	$—	$(1,334,084)

Cash Flows from Financing Activities
Proceeds from related party advances	$—	$—	$—
Proceeds from related party note payable	$250,000	$—	$250,000
Proceeds from security deposits	$(93,200)	$—	$(93,200)
Proceeds from customer deposits	$—	$—	$—
Proceeds from sale of common stock subscription payable	$—	$—	$—
Proceeds from sale of common stock	$2,335,033	$—	$2,335,033
Repayment of related party note payable	$(65,000)	$—	$(65,000)
Net Cash Provided by Financing Activities	$2,426,833	$—	$2,426,833

Cash Flows from Investing Activities
Purchase of property and equipment	$(804,878)	$—	$(804,878)
Purchase of long term asset	$(103,821)	$—	$(103,821)
Net Cash Used in Investing Activities	$(908,699)	$—	$(908,699)

Net increase (decrease) in cash	$184,050	$—	$184,050
Cash at beginning of period	$51,109	$—	$51,109
Cash at end of period	$235,159	$—	$235,159

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the period	$—	$—	$—
Income taxes paid during the period	$—	$—	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Series A preferred stock issued pursuant to patent agreement	$82,500	$(82,500)	$—
Common stock issued for conversion of debt	$20,000	$—	$20,000

F-26

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the years ended October 31, 2024 and October 31, 2023.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the financial statements are prepared.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of October 31, 2024, and October 31, 2023, the Company did not hold any investments that qualify as cash equivalents. Therefore, the cash and cash equivalents line item in the balance sheet solely comprises cash.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 requires that the cost of equity instrument awards, issued in exchange for services, including those issued to employees and predominantly to consultants, be measured at the grant-date fair value. The Company does not adhere to a formal stock-based compensation plan; rather, it issues stock awards on a discretionary basis as part of compensation agreements with selected consultants and employees. Compensation for stock-based awards is recognized as a non-cash expense on the income statement. The expense associated with these awards is recorded based on the fair value on the date of grant, as determined using the Black-Scholes-Merton option-pricing model. This cost is recognized over the period during which the award recipient is required to perform services, typically known as the vesting period. The total compensation cost related to vested stock-based awards is recognized after adjusting for estimated forfeitures at the time of vesting. The expense related to stock-based compensation is included within the same income statement lines as cash compensation for the consultants and employees who receive the awards, currently included in general and administrative expenses on the statement of operations as the Company does not allocate compensation costs to COGS. As of the report date, the Company has not established any plans to issue dividends on stock-based awards. Any tax benefits arising from deductions for these awards are recorded in additional paid-in capital, provided they exceed the cumulative compensation cost recognized.

F-27

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

During the years ended October 31, 2024 and 2023, the Company had revenue of $4,241 and $13,000. Revenue was recognized from hydrogen engineering services and combustion solutions.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average.

Number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. The weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Property and Equipment

Property and equipment are carried at cost and, less accumulated depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposal. The Company examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The Company’s property and equipment mainly consists of computer and laser equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Useful life
Small equipment	3 Years
Large equipment	7 Years
Vehicles	4 Years

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of a long-lived asset, management evaluates whether the estimated future undiscounted net cash flows from the asset are less than its carrying amount. If impairment is indicated, the long-lived asset would be written down to fair value. Fair value is determined by an evaluation of available price information at which assets could be bought or sold, including quoted market prices, if available, or the present value of the estimated future cash flows based on reasonable and supportable assumptions.

F-28

Leases

The Company accounts for leases in accordance with ASC 842, Leases (“ASC 842”). At contract inception, the Company determines if an arrangement is or contains a lease. Where the Company is the lessee, for each lease with a term greater than twelve months, the Company records a right-of-use asset and lease liability. A right-of-use asset represents the economic benefit conveyed to the Company by the right to use the underlying asset over the lease term. A lease liability represents the obligation to make lease payments arising from the use of the asset over the lease term. As most of the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. Leases with an initial expected term of 12 months or less are not recorded in the Balance Sheet and the related lease expense is recognized on a straight-line basis over the lease term.

Recent Accounting Pronouncements

In March 2024, the Financial Accounting Standards Board (FASB) issued ASU No. 2024-01, "Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards." This update clarifies the accounting for profits interest awards by specifying when these awards should be accounted for under ASC 718, Stock Compensation, as opposed to other compensation arrangements like cash bonuses under ASC 710. This clarification is provided through a series of illustrative examples which show how to determine whether profits interest awards meet the conditions of ASC 718, focusing on when such awards should be recognized as equity or liability. The guidance is intended to increase the comparability and consistency of financial reporting by providing clearer criteria for the accounting of profits interest awards.

For public companies, the amendments in this update are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. For private companies, the amendments are effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2026. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its financial statements and will continue to assess its potential effects as the adoption date approaches.

Segment Reporting

The Company operates as one reportable segment. The Chief Executive Officer, who serves as the Chief Operating Decision Maker as defined under ASC 280, manages and evaluates the Company’s operations and performance on a consolidated basis. The Company’s operations are focused on the design, development, manufacturing, and sale of integrated green hydrogen-based products and related services.

The Company offers multiple products, including the Compact Hydrogen Refueling Station (CHRS), Hydrogen Carbon Cleaner (HCC), and Scalable Hydrogen Energy Platform (SHEP). These products share common technologies, production processes, customer markets, and distribution channels. Financial information is not prepared or reviewed separately for these product lines for resource allocation or performance evaluation purposes. As such, management has determined that the Company has one operating and reportable segment.

NOTE 4 – GOING CONCERN

On October 31, 2024, we had an accumulated deficit of $44,326,326. We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships, or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	October 31, 2024	October 31, 2023
Vehicles	$60,702	$60,702
Small equipment	$32,943	$8,879
Large equipment	1,093,166	735,297
Property and Equipment, Gross	$1,186,811	$804,878
Less: Accumulated depreciation	(191,913)	(36,940)
Property and Equipment, Net	$994,898	$767,938

F-29

Depreciation expenses for the years ended October 31, 2024, and 2023 were $154,973 and $36,940, respectively.

NOTE 6 – LEASES

Operating leases

The Company has an operating lease agreement for office space in Murrieta, California, expiring on November 30, 2026.

On November 18, 2020, the Company entered into an operating lease with the landlord, Demarius Holdings, Inc., commencing on December 1, 2020, and ending on November 30, 2023, for the office spaces located at 41558 Eastman Drive, Suites B and C, Murrieta, California 92562. The monthly rent was $4,183. Both suites are approximately 2,088 square feet of space. The Company’s principal executive office is located at 41558 Eastman Drive, Suite B, Murrieta, California 92562. Suite C is utilized for testing and research equipment.

On November 14, 2023, the lease for Suite B was extended for 36 months to November 30, 2026. The monthly rental amount for Suite B is $2,501 for the period from December 1, 2023, to November 30, 2024, with an increase to $2,573 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,647 for the period from December 1, 2025, to November 30, 2026.

On January 4, 2024, the lease for Suite C was extended for 34 months to November 30, 2026. The monthly rental amount for Suite C is $2,434 for the period from February 1, 2024, to November 30, 2024, with an increase to $2,506 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,555 for the period from December 1, 2025, to November 30, 2026.

The Company has active operating lease arrangements for office space. The Company is typically required to make fixed minimum rent payments relating to its right to use the underlying leased assets. The Company was required to classify such leases as operating leases in accordance with the provisions of ASC 842. Therefore, the Company recognized operating lease liabilities with corresponding Right-Of-Use ("ROU") assets based on the present value of the minimum rental payments of such leases.

As most of the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. As of October 31, 2024, the right-of-use asset was $121,805 and operating lease liabilities were $123,217. The operating lease liabilities consist of a current portion of $57,062 and a non-current portion of $66,155. The weighted average remaining lease term was 2.08 years and the weighted average discount rate was 4.14%.

Operating Cash Flows Related to Leases

During the year ended October 31, 2024, the Company made cash payments totaling $1,412 related to its operating leases. These payments are included in the Statement of Cash Flows under operating activities as "Payments of lease liabilities."

Remaining lease term as of October 31, 2024:

Year	Operating Lease Payment
2024	$—
2025	$60,909
2026 and above	$65,986
Total Payments	$126,895

NOTE 7 – COMMON STOCK

The Company is authorized to issue 985,000,000 shares of common stock, par value $0.001.

Increase in Authorized Capital Stock

On January 4, 2023, the Board of Directors and a majority of the Company’s stockholders approved the proposal to increase the number of shares of capital stock that the Company is authorized to issue to 1,000,000,000. On January 6, 2023, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada to increase the total authorized capital from 510,000,000 shares to 1,000,000,000 shares consisting of 985,000,000 shares of common stock, par value $0.001, and 15,000,000 shares of preferred stock, par value $0.001.

F-30

Stock Issued

During the quarter ended January 31, 2023, the Company entered into Stock Subscription Agreements with Donald Owens, the Company’s Chairman of the Board of Directors, whereby the Company privately sold a total of 175,000,000 shares of its common stock for a cash purchase price of $175,000. Donald Owens was an “accredited investor” (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The $175,000 in proceeds from the sale of common stock will be used for operating capital. The shares were ‘restricted securities’ under Rule 144 of the Securities Act.

On January 17, 2023, the Company entered into a Stock Subscription Agreement with William Parker, a member of the Company’s Board of Directors, whereby the Company privately sold a total of 5,000,000 shares of its common stock for a cash purchase price of $5,000. William Parker was an “accredited investor” (under Rule 506 (b) of Regulation D under the Securities Act). The $5,000 in proceeds from the sale of common stock will be used for operating capital. The shares were ‘restricted securities’ under Rule 144 of the Securities Act.

On January 11, 2023, the Company entered into a Stock Subscription Agreement with Hossein Haririnia, the Company’s Treasurer and a member of the Board of Directors, whereby the Company privately sold a total of 2,000,000 shares of its common stock for a cash purchase price of $2,000. Hossein Haririnia was an “accredited investor” (under Rule 506 (b) of Regulation D under the Securities Act). The $2,000 in proceeds from the sale of common stock will be used for operating capital. The shares were ‘restricted securities’ under Rule 144 of the Securities Act.

The Company's Board of Directors granted approval for the issuance of 2,025,000 shares of our common stock with a value of $0.23 on January 2, 2023, in exchange for services rendered to the Company. These shares were considered "restricted securities" under Rule 144 and were issued under the exemption provided by Section 4(a)(2) of the Securities Act.

On January 31, 2023, the Company entered into Stock Subscription Agreements with Donald Owens, the Company’s Chairman of the Board of Directors, whereby the Company privately sold a total of 100,000,000 shares of its common stock for a cash purchase price of $100,000. Donald Owens was an “accredited investor” (under Rule 506 (b) of Regulation D under the Securities Act). The $100,000 in proceeds from the sale of common stock will be used for operating capital.  As of January 31, 2023, these shares had not yet been issued and therefore were recorded as stock payable. On February 1, 2023, these shares were issued.

On June 9, 2023, the Company entered into a Stock Subscription Agreement with Hossein Haririnia, the Company’s Treasurer and a member of the Board of Directors, whereby the Company privately sold a total of 8,000,000 shares of its common stock for a cash purchase price of $8,000. Hossein Haririnia was an “accredited investor” (under Rule 506 (b) of Regulation D under the Securities Act). The $8,000 in proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

During the quarter ended July 31, 2023, the Company issued 1,968,032 shares of common stock for $1,968,032 in cash under its Regulation A offering, qualified on May 3, 2023. Additionally, the Company issued 13,750 Regulation A shares, resulting in $13,750 classified as common stock receivable due to unpaid balances, and sold 19,750 Regulation A shares, which were classified as $19,750 common stock payable.

During the quarter ended October 31, 2023, the Company issued 52,500 shares of common stock for $52,500 in cash under its Regulation A offering, qualified by the SEC on May 3, 2023. The Company also issued 6,000 Regulation A shares previously classified as common stock payable and sold 18,501 Regulation A shares, classified as $18,501 common stock payable.

On October 9, 2023, the Company issued 24,753 shares of common stock valued at $20,000 as a commitment fee for equity financing. The shares were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D under the Securities Act, based, in part, on the representations of the investor.

During the quarter ended January 31, 2024, the Company issued 74,500 shares of common stock for $74,500 in cash under its Regulation A offering, qualified by the SEC on May 3, 2023. The Company also issued 17,001 Regulation A shares previously classified as common stock payable and sold 51,000 Regulation A shares, classified as $51,000 common stock payable.

During the quarter ended April 30, 2024, the Company issued 64,900 shares of common stock for $69,400 in cash under its Regulation A offering, qualified by the SEC on May 3, 2023. The Company also issued 51,000 Regulation A shares previously classified as common stock payable and sold 64,250 Regulation A shares, classified as $64,250 common stock payable.

F-31

During the quarter ended July 31, 2024, the Company issued 158,278 shares of common stock for $158,278 in cash under its Regulation A offering, qualified by the SEC on May 3, 2023. The Company also issued 60,750 Regulation A shares previously classified as common stock payable and sold 1,000 Regulation A shares, classified as $1,000 common stock payable.

During the quarter ended July 31, 2024, the Company entered into a Stock Subscription Agreement with accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). Whereby the Company privately sold a total of 966,879 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $275,500. The proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

During the quarter ended October 31,2024, the Company issued 2,500 Regulation A shares previously classified as common stock payable and sold 2,500 Regulation A shares, classified as $2,500 common stock payable.

During the quarter ended October 31, 2024, the Company entered into a Stock Subscription Agreement with accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). Whereby the Company privately sold a total of 1,295,973 shares of its common stock, $0.001 par value per share, (“common stock”) for an aggregate cash purchase price of $250,000. The proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

During the quarter ended October 31, 2024, the Company's Board of Directors granted approval for the issuance of 7,400,000 shares of our common stock valued at $83,998, in exchange for services rendered to the Company. These shares were considered "restricted securities" under Rule 144 and were issued under the exemption provided by Section 4(a)(2) of the Securities Act.

As of October 31, 2024 and October 31, 2023, the Company had 419,437,865 and 419,341,584 shares of common stock issued and outstanding, respectively.

Stock Receivable

As of October 31, 2024, the Company issued 13,750 shares of common stock under Regulation A offering to various shareholders that have not yet paid for shares; therefore, $13,750 has been classified as common stock receivable.

On March 31, 2022, the Company issued 10,000,000 shares of common stock to Vivaris Capital, LLC, in connection with an Advisory Agreement. However, Vivaris Capital, LLC never paid for the shares, and a dispute arose. The dispute centered around the respective performance under the Advisory Agreement.

On May 3, 2024, the Company and Vivaris Capital, LLC executed a Settlement Agreement. As part of this agreement, the Company paid Vivaris Capital, LLC a settlement amount of $15,500, and the 10,000,000 shares issued to Vivaris Capital, LLC were canceled. This settlement nullifies any outstanding receivables related to the stock issuance and fully resolves the dispute between the parties.

As per the Settlement Agreement and Mutual Release of All Claims executed on May 3, 2024, the Company and Vivaris Capital, LLC have resolved their dispute. The settlement terms include the cancellation of the 10,000,000 shares issued to Vivaris Capital, LLC. Additionally, the Company agreed to pay Vivaris Capital, LLC a settlement amount of $15,500, which has been recorded as a legal expense. This agreement nullifies any outstanding receivable related to the stock issuance and resolves the dispute in full.

Stock Payable

As of October 31, 2024, the Company sold 15,250 shares of common stock under its Regulation A offering to various shareholders that have not yet been issued by the transfer agent; therefore, $15,250 has been classified as common stock payable.

NOTE 8 – PREFERRED STOCK

The Company is authorized to issue 15,000,000 shares of preferred stock, par value $0.001.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series A preferred stock, par value $0.001.

F-32

On January 24, 2023, the Company issued 5,000,000 shares of its Series A Preferred Stock to Mr. Owens, valued at $82,500 for patents On March 13, 2025, the Company and Mr. Owens mutually agreed to terminate the Patent Purchase Agreement as of January 24, 2023. As part of the termination, the 5,000,000 shares of Series A Preferred Stock were canceled (see Note 12).

As of October 31, 2024, and October 31, 2023, the Company had 5,000,000 and 5,000,000 shares of Series A preferred stock issued and outstanding, respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022. The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and the $20,000 principal was settled on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended. The accrued interest of $436 remains due in connection with this note.

On December 1, 2021, the Company issued a note payable in the amount of $500,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum. During the year ended October 31, 2023, $65,000 of principal was repaid. At October 31, 2024, there is $435,000 of principal and $0 of accrued interest due on this note. This note had a maturity date of January 1, 2023.

On May 31, 2022, the Company issued a note payable in the amount of $590,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of May 31, 2030. At October 31, 2024, there is $590,000 of principal and $28,579 of accrued interest due on this note.

On September 29, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of October 31, 2023. At October 31, 2024, there is $50,000 of principal and $0 of accrued interest due on this note.

On October 20, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of November 20, 2023. At October 31, 2024, there is $50,000 of principal and $0 of accrued interest due on this note.

On March 1, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of March 1, 2024. At October 31, 2024, there is $50,000 of principal and $0 of accrued interest due on this note.

On March 8, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of March 8, 2024. At October 31, 2024, there is $50,000 of principal and $0 of accrued interest due on this note.

On March 23, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of March 23, 2024. At October 31, 2024, there is $50,000 of principal and $0 of accrued interest due on this note.

On April 3, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of April 3, 2024. At October 31, 2024, there is $50,000 of principal and $0 of accrued interest due on this note.

On April 13, 2023, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of April 13, 2024. At October 31, 2024, there is $20,000 of principal and $0 of accrued interest due on this note.

On April 17, 2023, the Company issued a note payable in the amount of $30,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of April 17, 2024. At October 31, 2024, there is $30,000 of principal and $139 of accrued interest due on this note.

F-33

On August 21, 2024, the Company repaid accrued interest of $40,000 to HNO Green Fuels.

As of October 31, 2024, and October 31, 2023, these current and long-term notes payable had an aggregate outstanding balance of $1,375,000 and $1,375,000, respectively.

As of October 31, 2024, and October 31, 2023, the Company has recorded $28,845 and $41,270, respectively in accrued interest in connection with these notes in the accompanying financial statements.

Extension of Promissory Notes

On January 17, 2024, the Company entered into an Extension to Promissory Note (the "1st Extension") with HNO Green Fuels, pursuant to the terms set forth in the 1st Extension. The 1st Extension amends the Promissory Note issued on December 1, 2021, extending the Maturity Date to December 31, 2024. All prior defaults were waived by HNO Green Fuels.

On January 17, 2024, the Company entered into an Extension to Promissory Note (the "2nd Extension") with HNO Green Fuels, pursuant to the terms set forth in the 2nd Extension. The 2nd Extension amends the Promissory Note issued on September 29, 2022, extending the Maturity Date to December 31, 2024. All prior defaults were waived by HNO Green Fuels.

On January 17, 2024, the Company entered into an Extension to Promissory Note (the "3rd Extension") with HNO Green Fuels, pursuant to the terms set forth in the 3rd Extension. The 3rd Extension amends the Promissory Note issued on October 20, 2022, extending the Maturity Date to December 31, 2024. All prior defaults were waived by HNO Green Fuels.

On March 1, 2024, the Company entered into an Extension to Promissory Note (the "4th Extension") with HNO Green Fuels, pursuant to the terms set forth in the 4th Extension. The 4th Extension amends the Promissory Note issued on March 1, 2023, extending the Maturity Date to December 31, 2024. All prior defaults were waived by HNO Green Fuels.

On March 1, 2024, the Company entered into an Extension to Promissory Note (the "5th Extension") with HNO Green Fuels, pursuant to the terms set forth in the 5th Extension. The 5th Extension amends the Promissory Note issued on March 8, 2023, extending the Maturity Date to December 31, 2024. All prior defaults were waived by HNO Green Fuels.

On March 1, 2024, the Company entered into an Extension to Promissory Note (the "6th Extension") with HNO Green Fuels, pursuant to the terms set forth in the 6th Extension. The 6th Extension amends the Promissory Note issued on March 23, 2023, extending the Maturity Date to December 31, 2024. All prior defaults were waived by HNO Green Fuels.

On March 1, 2024, the Company entered into an Extension to Promissory Note (the "7th Extension") with HNO Green Fuels, pursuant to the terms set forth in the 7th Extension. The 7th Extension amends the Promissory Note issued on April 3, 2023, extending the Maturity Date to December 31, 2024. All prior defaults were waived by HNO Green Fuels.

On March 1, 2024, the Company entered into an Extension to Promissory Note (the "8th Extension") with HNO Green Fuels, pursuant to the terms set forth in the 8th Extension. The 8th Extension amends the Promissory Note issued on April 13, 2023, extending the Maturity Date to December 31, 2024. All prior defaults were waived by HNO Green Fuels.

On March 1, 2024, the Company entered into an Extension to Promissory Note (the "9th Extension") with HNO Green Fuels, pursuant to the terms set forth in the 9th Extension. The 9th Extension amends the Promissory Note issued on April 17, 2023, extending the Maturity Date to December 31, 2024. All prior defaults were waived by HNO Green Fuels.

Advances from Related Party

During the year months ended October 31, 2024, Donald Owens, the Company's Chairman of the Board of Directors, advanced $950,585 to the Company to cover operating expenses.

During the year months ended October 31, 2024, HNO Green Fuels, Inc., advanced $10,000 to the Company to cover operating expenses.

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NOTE 10 – RECEIVABLE SETTLEMENT WITH RELATED PARTY

As of January 31, 2024, October 31, 2023 and October 31, 2022, the Company had a receivable from HNO Hydrogen Generators totaling $56,392 on its balance sheet, which was unsecured and due on demand. The receivable was fully settled through a transfer of assets in connection with a settlement agreement effective April 15, 2024. The settlement agreement involved the transfer of equipment, categorized into large and small equipment, with a combined value of $56,392. Specifically, large equipment was valued at $32,327, and small equipment at $24,065. This settlement agreement fully resolved all claims associated with the receivable. On the date of settlement, $5,185 was calculated as 5% interest and was recorded on the balance sheet as accrued interest receivable. The $5,185 balance of accrued interest was fully received on July 3, 2024.

NOTE 11 – INTELLECTUAL PROPERTY: PROTOTYPE COMPACT HYDROGEN REFUELING STATION (CHRS)

On July 10, 2023, the Company entered into a Simple Agreement for Future Equity (the “SAFE”) with Varea, Inc. ("Varea"), a Delaware corporation. Pursuant to the SAFE, the Company is investing $500,000 (the "Purchase Amount") in Varea in exchange for the right to certain shares of Varea's Capital Stock. The agreement specifies that the Purchase Amount will be used for the Company's business operations over the next 12 months, subject to an agreed-upon budget.

Prior to entering into this SAFE, the Company had an existing financial arrangement with Varea LLC, whereby Varea LLC invoiced the Company for services rendered, which were recorded as expenses by HNOI. However, recognizing the potential for a more mutually beneficial arrangement, Varea Inc. proposed a revised approach. Under the newly proposed approach, Varea Inc. would submit a detailed budget outlining their anticipated monthly expenses, and HNO International, Inc. would view these expenses as an investment opportunity rather than mere costs. In exchange for funding Varea Inc.'s expenses, HNO International, Inc. would receive a post-money SAFE, which represents a future right to certain shares of Varea's Capital Stock. The transition from the previous invoicing system to the investment-based financial arrangement was agreed by both parties. The terms and conditions of the agreement, including the conversion of expenses into a potential future return on investment, were thoroughly assessed and discussed.

On December 6, 2023, the SAFE was terminated as part of a Mutual Release Agreement between HNO International, Inc., and Varea, Inc. Under the terms of this Mutual Release Agreement, the intellectual property related to the prototype Compact Hydrogen Refueling Station (CHRS), developed with the funds provided under the SAFE, was retained by HNO International, Inc.

The balance of the SAFE on December 6, 2023, and October 31, 2023, was $136,725 and $103,821, respectively. Following the termination of the SAFE, the amount previously recorded under the SAFE was reclassified, and the intellectual property associated with the CHRS is now fully owned and recognized as a long-term intangible asset on HNO International, Inc.'s balance sheet. This long-term asset is solely the intellectual property associated with the CHRS and does not include any physical equipment.

Amortization

The intellectual property associated with the CHRS is being amortized over a useful life of five years, beginning on December 6, 2023. The amortization expense for the year ended October 31, 2024 is $24,699, recognizing the straight-line amortization of the asset over the remaining useful life.

	Useful Life (years)	October 31, 2024	October 31, 2023
Long term asset	5	$136,725	$103,821
Less: Accumulated amortization		(24,699)	—
Long term asset, net		$112,026	$103,821

NOTE 12 – TERMINATION OF PATENT AGREEMENT

Patent Purchase Agreement

On January 24, 2023, the Company entered into a Patent Purchase Agreement with Donald Owens, the Company's Chairman of the Board of Directors, to acquire several patents related to hydrogen supplemental systems for on-demand hydrogen generation for internal combustion engines and a method and apparatus for increasing combustion efficiency and reducing particulate matter emissions in jet engines. In exchange for these patents, the Company issued 5,000,000 shares of its Series A Preferred Stock to Mr. Owens, valued at $82,500.

F-35

Termination of Patent Purchase Agreement

On March 13, 2025, the Company and Donald Owens mutually agreed to terminate the Patent Purchase Agreement as of January 24, 2023. As part of the termination, the patents were returned to Mr. Owens, and the 5,000,000 shares of Series A Preferred Stock were canceled. See Note 2 – Correction of Previously Issued Financial Statements. A copy of the Termination Agreement is attached to this Form 10-K as Exhibit 10.27 incorporated herein by reference.

NOTE 13 – TERMINATION OF PROPERTY ACQUISITION AGREEMENT

On August 28, 2023, the Company entered into a Purchase and Sale Agreement (the “PSA”) with TCF Elrod, LLC. Pursuant to the PSA, the Company agreed to purchase property located in Harris County, Texas, including real property, improvements, development rights, and a lease. The purchase price for the property was $10,800,000. The Company paid a non-refundable earnest money deposit of $100,000, which was applied towards the purchase price of the sale proceeds as planned.

Specific conditions in the PSA were not met, the Company chose to exercise its right to terminate the PSA. Consequently, TCF Elrod, LLC refunded the $100,000 earnest money deposit to the Company on December 4, 2023.

NOTE 14 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 20, 2025, which represents the date the financial statements were available to be issued, and no events, other than discussed below have occurred through that date that would impact the financial statements.

Common Stock Issued

The Company entered into Stock Subscription Agreements with accredited investors (under Rule 506(b) of Regulation D under the Securities Act of 1933, as amended), whereby the Company privately sold a total of 4,162,626 shares of its common stock, $0.001 par value per share (“common stock”), for a cash purchase price of $475,000. The Company issued 11,111 shares on November 15, 2024, 9,091 shares on December 5, 2024, 9,091 shares on January 7, 2025, 1,500,000 shares on February 19, 2025, 125,000 shares on February 26, 2025, 500,000 shares on February 28, 2025, 75,000 shares on March 3, 2025, 1,333,333 shares on March 10, 2025, 300,000 shares on March 12, 2025, 250,000 shares on March 14, 2025 and 50,000 shares on March 17, 2025. as ‘restricted securities’ under Rule 144 of the Securities Act. The proceeds from the sale of common stock will be used for operating capital.

The Company’s Board of Directors approved the issuance of 16,125,000 shares of common stock subsequent to the year ended October 31, 2024, in exchange for services rendered. These shares were issued as “restricted securities” under Rule 144 and were made in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Extension of Promissory Notes

On December 19, 2024, the Company, entered into an Extension to Promissory Note (the "1st Extension") with HNO Green Fuels, Inc., a Nevada corporation (“HNOGF”), pursuant to the terms set forth in the 1st Extension. The 1st Extension amends the Promissory Note issued on December 1, 2021, extending the Maturity Date of December 31, 2024 to December 31, 2025.

On December 19, 2024, the Company entered into an Extension to Promissory Note (the "2nd Extension") with HNOGF, pursuant to the terms set forth in the 2nd Extension. The 2nd Extension amends the Promissory Note issued on September 29, 2022, extending the Maturity Date of December 31, 2024 to December 31, 2025.

On December 19, 2024, the Company entered into an Extension to Promissory Note (the "3rd Extension") with HNOGF, pursuant to the terms set forth in the 3rd Extension. The 3rd Extension amends the Promissory Note issued on October 20, 2022, extending the Maturity Date of December 31, 2024 to December 31, 2025.

On December 19, 2024, the Company entered into an Extension to Promissory Note (the "4th Extension") with HNOGF, pursuant to the terms set forth in the 4th Extension. The 4th Extension amends the Promissory Note issued on March 1, 2023, extending the Maturity Date of December 31, 2024 to December 31, 2025.

On December 19, 2024, the Company entered into an Extension to Promissory Note (the "5th Extension") with HNOGF, pursuant to the terms set forth in the 5th Extension. The 5th Extension amends the Promissory Note issued on March 8, 2023, extending the Maturity Date of December 31, 2024 to December 31, 2025.

F-36

On December 19, 2024, the Company entered into an Extension to Promissory Note (the "6th Extension") with HNOGF, pursuant to the terms set forth in the 6th Extension. The 6th Extension amends the Promissory Note issued on March 23, 2023, extending the Maturity Date of December 31, 2024 to December 31, 2025.

On December 19, 2024, the Company entered into an Extension to Promissory Note (the "7th Extension") with HNOGF, pursuant to the terms set forth in the 7th Extension. The 7th Extension amends the Promissory Note issued on April 3, 2023, extending the Maturity Date of December 31, 2024 to December 31, 2025.

On December 19, 2024, the Company entered into an Extension to Promissory Note (the "8th Extension") with HNOGF, pursuant to the terms set forth in the 8th Extension. The 8th Extension amends the Promissory Note issued on April 13, 2023, extending the Maturity Date of December 31, 2024 to December 31, 2025.

On December 19, 2024, the Company entered into an Extension to Promissory Note (the "9th Extension") with HNOGF, pursuant to the terms set forth in the 9th Extension. The 9th Extension amends the Promissory Note issued on April 17, 2023, extending the Maturity Date of December 31, 2024 to December 31, 2025.

Share Exchange Agreements

On January 2, 2025, the Company entered into a Share Exchange Agreement with Donald Owens, the Company’s CEO and Chairman. Pursuant to the agreement, Mr. Owens exchanged 245,000,000 shares of the Company’s common stock for 245,000 shares of newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”). On January 9, 2025, 245,000,000 shares of common stock held by Donald Owens were cancelled, and 245,000 shares of Series B Preferred Stock were issued to him.

On January 2, 2025, the Company entered into a Share Exchange Agreement with HNO Green Fuels, Inc. Pursuant to the agreement, HNO Green Fuels, Inc. exchanged 115,000,000 shares of the Company’s common stock for 115,000 shares of Series B Preferred Stock. On January 9, 2025, 115,000,000 shares of common stock held by HNO Green Fuels, Inc. were cancelled, and 115,000 shares of Series B Preferred Stock were issued to HNO Green Fuels, Inc.

Designation of Series B Preferred Stock

On January 2, 2025, in connection with the Share Exchange Agreements, the Company filed a Certificate of Designation of Series B Convertible Preferred Stock (the “Designation”) with the Nevada Secretary of State that has the effect of designating 500,000 shares of preferred stock, par value $0.001, as Series B Preferred Stock.

Termination of Patent Purchase Agreement

On March 13, 2025, the Company and Donald Owens mutually agreed to terminate the Patent Purchase Agreement as of January 24, 2023. As part of the termination, the patents were returned to Mr. Owens, and the 5,000,000 shares of Series A Preferred Stock were canceled. See Note 12. A copy of the Termination Agreement is attached to this Form 10-K as Exhibit 10.27 incorporated herein by reference.

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PART III – EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Articles of Incorporation filed May 2, 2005	S-1	333-275193	3.1	10/27/23
2.2	Certificate of Amendment filed March 5, 2009	S-1	333-275193	3.2	10/27/23
2.3	Certificate of Change filed March 5, 2009	S-1	333-275193	3.3	10/27/23
2.4	Certificate of Amendment filed April 8, 2010	S-1	333-275193	3.4	10/27/23
2.5	Certificate of Amendment filed June 4, 2020	S-1	333-275193	3.5	10/27/23
2.6	Certificate of Amendment filed August 31, 2021	S-1	333-275193	3.6	10/27/23
2.7	Certificate of Amendment filed January 6, 2023	S-1	333-275193	3.7	10/27/23
2.8	Certificate of Designation (Series A Preferred Stock) filed October 14, 2019	S-1	333-275193	3.8	10/27/23
2.9	Amendment to Certificate of Designation (Series A Preferred Stock) filed November 10, 2021	S-1	333-275193	3.9	10/27/23
2.10	Amended and Restated Bylaws	1-A	024-12194	1A-2B	4/14/23
2.11	Certificate of Designation (Series B Preferred Stock) filed January 2, 2025	8-K	000-56568	3.1	1/3/25
3.1	8% Convertible Promissory Note dated April 7, 2025, $45,000 principal amount, in favor of NLF Support Services, LLC					Filed Previously
3.2	Newlan Law Firm, PLLC First Amended 8% Convertible Promissory Note dated August 1, 2025, $45,000 principal amount, in favor of Newlan Law Firm, PLLC					Filed Previously
4.1	Subscription Agreement					Filed Previously
6.1	Patent Purchase Agreement dated January 24, 2023	1-A	000-56568	1A-6	4/14/23
6.2	Purchase and Sale Agreement with TCF Elrod, LLC dated August 28, 2023	10-Q	000-56568	10.2	9/14/23
6.3	Equity Financing Agreement with GHS dated October 9, 2023	S-1/A	333-275193	10.3	10/27/23
6.4	Registration Rights Agreement with GHS dated October 9, 2023	S-1/A	333-275193	10.4	10/27/23
6.5	Promissory Note, dated December 1, 2021, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.5	12/19/23
6.6	Promissory Note, dated May 31, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.6	12/19/23
6.7	Promissory Note, dated September 29, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.7	12/19/23
6.8	Promissory Note, dated October 20, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.8	12/19/23
6.9	Promissory Note, dated March 1, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.9	12/19/23
6.10	Promissory Note, dated March 8, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.10	12/19/23
6.11	Promissory Note, dated March 23, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.11	12/19/23
6.12	Promissory Note, dated April 3, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.12	12/19/23
6.13	Promissory Note, dated April 13, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.13	12/19/23
6.14	Promissory Note, dated April 17, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.14	12/19/23

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6.15	Extension to Promissory Note, dated December 1, 2021, between HNO International, Inc. and HNO Green Fuels, Inc. - Executed January 17, 2024	8-K	000-56568	99.1	1/23/24
6.16	Extension to Promissory Note, dated September 29, 2022, between HNO International, Inc. and HNO Green Fuels, Inc. - Executed January 17, 2024	8-K	000-56568	99.2	1/23/24
6.17	Extension to Promissory Note, dated October 20, 2022, between HNO International, Inc. and HNO Green Fuels, Inc. - Executed January 17, 2024	8-K	000-56568	99.3	1/23/24
6.18	Extension to Promissory Note, dated December 19, 2024 for Note Issued December 1, 2021, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.1	12/20/24
6.19	Extension to Promissory Note, dated December 19, 2024 for Note Issued September 29, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.2	12/20/24
6.20	Extension to Promissory Note, dated December 19, 2024 for Note Issued October 20, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.3	12/20/24
6.21	Extension to Promissory Note, dated December 19, 2024 for Note Issued March 1, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.4	12/20/24
6.22	Extension to Promissory Note, dated December 19, 2024 for Note Issued March 8, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.5	12/20/24
6.23	Extension to Promissory Note, dated December 19, 2024 for Note Issued March 23, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.6	12/20/24
6.24	Extension to Promissory Note, dated December 19, 2024 for Note Issued April 3, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.7	12/20/24
6.25	Extension to Promissory Note, dated December 19, 2024 for Note Issued April 13, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.8	12/20/24
6.26	Extension to Promissory Note, dated December 19, 2024 for Note Issued April 17, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.9	12/20/24
6.27	Termination Agreement, dated March 13, 2025, relating to the patent purchase agreement dated January 24, 2023	10-K	000-56568	10.27	3/20/25
6.28	Legal Services Agreement between the Company and Newlan Law Firm PLLC					Filed Previously
11.1	Consent of Barton CPA PLLC					X
11.2	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)					Filed Previously
12.1	Opinion of Newlan Law Firm, PLLC					Filed Previously

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 SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murrieta, State of California, on September 3, 2025 .

HNO INTERNATIONAL INC.

By: /s/ Donald Owens Donald Owens President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Donald Owens Donald Owens President, Chief Executive Officer [Principal Executive Officer], Secretary and Director (Chairman of the Board of Directors)	September 3, 2025

By: /s/ Hossein Haririnia Hossein Haririnia Treasurer [Principal Financial and Accounting Officer]	September 3, 2025

By: /s/ William Parker William Parker Director	September 3, 2025

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